Exhibit 2.1
                          --------------------------
                          --------------------------
                            ASSET PURCHASE AGREEMENT


                                   DATED AS OF


                                FEBRUARY 18, 2003


                                      AMONG


                      NORTH ATLANTIC TRADING COMPANY, INC.


                              STAR SCIENTIFIC, INC.


                                       AND


                               STAR TOBACCO, INC.

                          --------------------------
                          --------------------------


                                TABLE OF CONTENTS
                                -----------------

                                                                                                                                PAGE
                                                                                                                                ----
Article 1. PURCHASE AND SALE OF ASSETS............................................................................................2

                     1.1       Purchase and Sale of Assets........................................................................2
                     1.2       Assumption of Liabilities..........................................................................3
                     1.3       Excluded Assets and Excluded Liabilities...........................................................4
                     1.4       Purchase Price and Terms...........................................................................6
                     1.5       Closing............................................................................................7
                     1.6       Net Working Capital Adjustment.....................................................................8
                     1.7       Accounts Receivable...............................................................................10
                     1.8       Allocation of Purchase Price......................................................................11

Article 2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.........................................................................11

                     2.1       Corporate Organization and Authority of the Sellers...............................................12
                     2.2       No Conflict.......................................................................................12
                     2.3       Assets............................................................................................12
                     2.4       Transferred Contracts; No Defaults................................................................13
                     2.5       Intellectual Property.............................................................................14
                     2.6       Real Property.....................................................................................15
                     2.7       Litigation and Proceedings........................................................................16
                     2.8       Employee Benefit Plans............................................................................16
                     2.9       Labor Relations...................................................................................17
                     2.10      Legal Compliance..................................................................................17
                     2.11      Tobacco Matters...................................................................................18
                     2.12      Environmental Matters.............................................................................18
                     2.13      Governmental Consents.............................................................................19
                     2.14      Licenses, Permits and Authorizations..............................................................19
                     2.15      Absence of Material Adverse Changes...............................................................19
                     2.16      Brokers' Fees.....................................................................................20
                     2.17      Taxes.............................................................................................20
                     2.18      Insurance.........................................................................................21
                     2.19      Financial Statements; SEC Filings.................................................................21
                     2.20      Inventory.........................................................................................21
                     2.21      Sellers Acknowledgement...........................................................................22

Article 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................................22

                     3.1       Corporate Organization and Authority of Purchaser.................................................22
                     3.2       No Conflict.......................................................................................22
                     3.3       SEC Filings.......................................................................................23
                     3.4       Litigation and Proceedings........................................................................23
                     3.5       Legal Compliance..................................................................................24
                     3.6       Governmental Consents.............................................................................24
                     3.7       Brokers' Fees.....................................................................................24
                     3.8       Purchaser Acknowledgment..........................................................................24

Article 4. COVENANTS RELATING TO THE CONDUCT OF BUSINESS.........................................................................24




                                       i

                     4.1       Conduct of Transferred Business by the Sellers....................................................24
                     4.2       No Solicitations..................................................................................25

Article 5. ADDITIONAL AGREEMENTS.................................................................................................27

                     5.1       Parent Stockholder Meeting; Proxy Statement.......................................................27
                     5.2       Support of Transaction............................................................................28
                     5.3       Inspection........................................................................................28
                     5.4       HSR Act...........................................................................................29
                     5.5       Update Information................................................................................29
                     5.6       Certain Employee Benefits Matters.................................................................29
                     5.7       Escrow Obligations................................................................................32
                     5.8       Cooperation Regarding Packaging...................................................................35
                     5.9       Financing.........................................................................................35
                     5.10      Post-Closing Notification of Product Returns......................................................36
                     5.11      Master Settlement Agreement.......................................................................36
                     5.12      [Intentionally Omitted.]..........................................................................36
                     5.13      Moist Snuff Equipment.............................................................................36
                     5.14      Transition Services...............................................................................36

Article 6. CONDITIONS TO OBLIGATIONS.............................................................................................37

                     6.1       Conditions to Obligations of Purchaser and the Sellers............................................37
                     6.2       Conditions to Obligations of Purchaser............................................................37
                     6.3       Conditions to the Obligations of the Sellers......................................................39

Article 7. TERMINATION...........................................................................................................40

                     7.1       Termination.......................................................................................40
                     7.2       Effect of Termination.............................................................................41

Article 8. INDEMNIFICATION.......................................................................................................42

                     8.1       Survival of Representations, Etc..................................................................42
                     8.2       Indemnification...................................................................................42
                     8.3       Conduct of Proceedings............................................................................43
                     8.4       Limited Environmental Indemnification.............................................................44
                     8.5       Sole Remedy; Time Limitation......................................................................44

Article 9. CERTAIN DEFINITIONS...................................................................................................44


Article 10. MISCELLANEOUS........................................................................................................52

                     10.1      Waiver............................................................................................52
                     10.2      Notices...........................................................................................52
                     10.3      Assignment........................................................................................53
                     10.4      Rights of Third Parties...........................................................................54
                     10.5      Expenses..........................................................................................54
                     10.6      Construction......................................................................................54
                     10.7      Captions; Counterparts............................................................................54
                     10.8      Entire Agreement..................................................................................54



                                       ii

                     10.9      Amendments........................................................................................55
                     10.10     Publicity.........................................................................................55




                                LIST OF SCHEDULES

1.6                  Application of GAAP
2.2                  Conflicts
2.3                  Sufficiency of Assets
2.4(a)               Transferred Contracts
2.4(b)               Breach of Transferred Contracts
2.5(a)               Transferred Intellectual Property
2.5(b)               Liens on Transferred Intellectual Property
2.5(c)               Infringement of Intellectual Property
2.6(a)               Transferred Owned Real Property
2.6(b)               Transferred Leased Real Property
2.7                  Litigations and Proceedings
2.8                  Benefit Arrangements, Pension Plans, and Welfare Plans
                      covering Transferred Employees
2.9                  Labor Relations
2.10                 Legal Compliance
2.11(a)              Tobacco Matters - Licenses, Approvals, Consents, Franchises
                      and other Permits
2.11(b)              Tobacco Law Issues
2.11(c)              Health Claims
2.11(d)              Qualifying Statutes
2.12                 Environmental Matters
2.13                 Governmental Consents
2.15                 Business Material Adverse Effects
2.16                 Brokers' Fees
2.17                 Taxes
2.18                 Insurance
2.19                 Business Financial Statements
2.20                 Inventory
3.2                  Conflicts
3.3                  Undisclosed Liabilities
3.4                  Litigation and Proceedings
3.5                  Legal Compliance
4.1                  Conduct of Business by Seller
5.13                 Moist Snuff Equipment Price
5.14                 Transition Services

                                 LIST OF ANNEXES

A          Machinery, Equipment, Fixtures and other Tangible Personal Property used in the Operation of the Transferred Business
B          Transferred Real Property
C          Transferred Contracts
D          Cigarette Brands
E          Assumed Debts, Liabilities and Obligations
F          Excluded Real Property
G          Excluded Personal Property
H          Excluded Intellectual Property
I          Excluded Claims
J          Excluded Contracts
K          Retained Governmental Authorizations
L          License Agreement
M          Opinion of Delaware Counsel to the Sellers
N          Opinion of Virginia Counsel to the Sellers
O          Opinion of Counsel to Purchaser
P          Post-Closing Escrow Agreement

                            ASSET PURCHASE AGREEMENT
                            ------------------------

           This Asset Purchase Agreement (this "Agreement") is entered into among NORTH ATLANTIC TRADING COMPANY, INC., a Delaware corporation ("Purchaser"), STAR SCIENTIFIC, INC., a Delaware corporation ("Parent"), and STAR TOBACCO, INC., a Virginia corporation ("Opco" and, together with Parent, the "Sellers"), as of this 18th day of February 2003.

                                    RECITALS:
                                    ---------

           WHEREAS, in addition to other businesses not being transferred (which businesses include, without limitation, the manufacturing and marketing of leaf tobacco and compressed powdered, dry and moist snuff smokeless tobacco products, the development and implementation of scientific technology with respect to the curing of tobacco, and the development, purchase, curing and production of tobacco products containing reduced toxins, including tobacco-specific nitrosamines, and, collectively, are referred to herein as the "Retained Businesses"), the Sellers engage in the business of manufacturing and marketing discount cigarettes under the Brands through distributors in the United States (the "Business");

           WHEREAS, upon the terms and subject to the conditions set forth herein, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, the assets described herein used in the operation of the Business;

           WHEREAS, in connection with the purchase and sale of assets described above, the parties desire, upon the terms and subject to the conditions set forth herein, Purchaser to assume the liabilities described herein relating to the operation of the Business;

           WHEREAS, simultaneously with its execution and delivery of this Agreement, Purchaser has entered into an Escrow Agreement, dated as of the date of this Agreement, among HSBC Bank USA (the "Escrow Agent"), the Sellers and Purchaser (the "Escrow Agreement"), and has deposited $2,000,000 (the "Earnest Money Deposit") in immediately available funds into the escrow account established thereunder;

           WHEREAS, upon the Closing and subject to the terms and conditions hereof, the Sellers and Purchaser will enter into a license agreement in the form attached hereto as Annex L (the "License Agreement"); and

           WHEREAS, certain capitalized terms used herein have the meanings assigned to them in Article 9 hereof.

                                   AGREEMENT:
                                   ----------

           In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.
                           PURCHASE AND SALE OF ASSETS

1.1        Purchase and Sale of Assets.

           Subject to and upon the terms and conditions contained herein, at the Closing, each of the Sellers will sell, convey, transfer and assign to Purchaser, and Purchaser will purchase from each of the Sellers, all of the right, title and interest of each such Seller in and to the properties and assets of the Sellers, wherever located, real or personal, tangible or intangible, that are owned, leased or licensed by each such Seller as of the Closing Date and used or held for use in the operation of the Business and existing on the Closing Date, other than the Excluded Assets (the "Assets"), free and clear of all Liens, other than Permitted Liens, including, without limitation, each such Seller's right, title and interest in the following, other than, in each case, the Excluded Assets:

                (i) all machinery, equipment and other tangible personal property used or held for use in the operation of the Business, including, without limitation, the items set forth in Annex A;

                (ii) the real property, leaseholds and subleaseholds therein, owned by either of the Sellers and used or held for use in the operation of the Business, and all improvements and fixtures thereon, including, without limitation, the real property listed on Annex B (the "Transferred Real Property");

                (iii) all Contracts entered into in connection with the operation of the Business, including, without limitation, those Contracts listed on Annex C (the "Transferred Contracts");

                (iv) (A) all trademarks, service marks, trade dress and logos primarily used or held for use in the operation of the Business, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (B) all works copyrighted by the Sellers, all applications, registrations, and renewals in connection therewith, and all works copyrightable but for their lack of fixation in a tangible medium, in each case used in the operation of the Business; (C) in each case on a non-exclusive basis, all trade secrets and confidential business information used in the operation of the Business, including, without limitation, such know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals; (D) all owned or licensed proprietary software used in the operation of the Business; and (E) other than with respect to items described in clause (C) above, all copies and tangible embodiments thereof (in whatever form or medium), in each case including, without limitation, the brands listed on Annex D (the "Transferred Brands"), and including remedies against infringements thereof, and rights to protection of interests therein under applicable laws (the "Transferred Intellectual Property");

                (v) all refunds, deposits, and prepaid expenses to the extent related to the operation of the Business;

                (vi) all items of inventory, including raw materials, work in process, finished goods, packaging materials (subject to Section 5.8), supplies and spare parts used or held for use in connection with the operation of the Business (the "Transferred Inventory");

                (vii) all accounts receivable of each of the Sellers to the extent accruing or arising from the operation of the Business (the "Transferred Receivables");

                (viii) all licenses, authorizations and permits issued or granted by any Government Authority relating to the Assets or the operation of the Business, in each case only to the extent transferable;

                (ix) all books, records, files and papers relating to the Business and the Assets, except that the Sellers shall be entitled to retain copies of all such books, records, files and papers relating to the Retained Businesses, the Excluded Assets or the Excluded Liabilities;

                (x) to the extent assignable, all claims, prepayments, causes of action, counterclaims, setoffs, rights of recovery or defenses that the Sellers may have with respect to any Assumed Liabilities, to the extent of the Assumed Liability;

                (xi) all cash and cash equivalent, held by sales representatives on behalf of the Sellers for use in the Business (the "Transferred Cash"); and

                (xii) subject to Section 5.13, the Moist Snuff Equipment.

           1.2 Assumption of Liabilities. Subject to and upon the terms and conditions contained herein, at the Closing, Purchaser shall assume and become responsible for all debts, liabilities and obligations of the Sellers relating to the Assets or the operation of the Business, whether known or unknown, fixed or contingent, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, other than the Excluded Liabilities (the "Assumed Liabilities"), including, without limitation:

                (i) all debts, liabilities, and obligations arising from, or related to, (A) (1) the development, manufacture, advertising, marketing, distribution, sale, or use (including, without limitation, any related health effects) of, (2) the exposure to, or (3) warnings regarding cigarettes developed, manufactured, advertised, marketed, distributed or sold by either of the Sellers or any of their Subsidiaries under the Brands ("Transferred Tobacco Matters"), (B) any past, present or future claim alleging any violation of any law, statute, ordinance, rule or regulation related to Transferred Tobacco Matters, including, without limitation, those described in Schedule 2.7, or (C) claims, litigation, proceedings, suits, or actions of any kind, including, without limitation, brought by or before any Governmental Authority relating to the Transferred Tobacco Matters, violations described in clause (B) above, or any substantially similar subject matter, or substantially similar or related factual or legal allegations or claims (the debts, liabilities and obligations referred to in this clause (i), collectively, the "Transferred Tobacco Liabilities");

                (ii) all debts, liabilities, and obligations relating to the Transferred Contracts;

                (iii) all debts, liabilities, and obligations to pay wages, salaries, bonuses, severance or retention payments, and payroll Taxes to Transferred Employees;

                (iv) subject to the provisions of Section 10.5, all debts, liabilities, and obligations for Taxes (other than payroll Taxes assumed pursuant to subsection (iii) above) arising out of or relating to the operation of the Business or the ownership of the Assets arising or accruing after the Closing Date and the obligations and liabilities under the proviso of the first sentence in Section 10.5;

                (v) subject (with respect to Escrow Obligations arising during the Closing Year) to the provisions of Section 5.7, all debts, liabilities and obligations related to the Business under any Qualifying Statutes, including, but not limited to, any Escrow Obligations, arising or accruing after the Closing Date with respect to sales of cigarettes under the Brands;

                (vi) all debts, liabilities and obligations set forth on Annex E; and

                (vii) all other debts, liabilities, and obligations reflected as current liabilities in the calculation of the Final Net Working Capital of the Business.

           1.3 Excluded Assets and Excluded Liabilities.

           (a) Anything contained in Section 1.1 to the contrary notwithstanding, all right, title and interest to the following assets and properties (the "Excluded Assets") shall be excluded from the Assets being purchased by Purchaser pursuant to this Agreement:

                (i) other than the Transferred Cash, all cash and cash equivalents of each of the Sellers, including, without limitation, amounts deposited by either of the Sellers into escrow under the Qualifying Statutes;

                (ii) all right, title and interest in (including leaseholds and subleaseholds with respect to) those certain parcels of real property located in Chase City, Virginia and Bethesda, Maryland more particularly described on Annex F, (the "Excluded Real Property") together with all improvements thereon, all fixtures affixed to such improvements and any and all rights relating to such real property;

                (iii) (A) machinery, equipment and other tangible personal property (1) used or held for use primarily in the Retained Businesses and held by either of the Sellers at one of the locations of the Excluded Real Property or (2) listed on Annex G, and (B) StarCuredTM tobacco curing barns and associated equipment, wherever located;

                (iv) other than cut rag tobacco blends and cigarettes containing StarCuredTM tobacco, all items of inventory, including raw materials, work in process, finished goods, packaging materials, supplies and spare parts (A) relating to any of the Retained Businesses, regardless of the location, or (B) containing or consisting of StarCuredTM leaf tobacco (the "Excluded Inventory");

                (v) (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (B) all trademarks, service marks, trade dress, logos, and trade names primarily used or held for use in the Retained Businesses and all corporate names, together with all translations, adaptations, variations, derivations and combinations thereof, including "Star," "Star Scientific", and "Star Tobacco," and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (C) all copyrighted works, all applications, registrations, and renewals in connection therewith, and all works copyrightable but for their lack of fixation in a tangible medium, in each case to the extent primarily related to the Retained Businesses; (D) in each case on a non-exclusive basis, all trade secrets and confidential business information used or held for use in the operation of the Retained Businesses (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals);
(E) all Internet domain names, including registrations and applications for registration thereof; and (F) all copies and tangible embodiments thereof (in whatever form or medium), in each case in clauses (A)-(F) including, without limitation, and in addition to, the Intellectual Property described on Annex H (collectively, the "Excluded Intellectual Property");

                (vi) all of each Seller's rights in and to any Tax Assets;

                (vii) each Seller's corporate franchises, certificates of incorporation, corporate seals, minute books, and (except for books, records, files and papers expressly described in clause (ix) of Section 1.1) other corporate records;

                (viii) all capital stock or other equity interests of each subsidiary of Parent, including, without limitation, Opco;

                (ix) except as otherwise expressly set forth herein, any trusts, trust assets, trust accounts, insurance policies or other assets of any "employee benefit plans" (as defined in Section 3(3) of ERISA) and any rights under any plan or agreement maintained by either Seller relating to employee benefits, employment or executive compensation of such Seller;

                (x) all insurance policies and binders and all claims, refunds and credits from such insurance policies or binders due or to become due with respect to such policies or binders;

                (xi) all claims, prepayments, refunds, deposits, prepaid expenses, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment in favor of or for the benefit of either Seller
(A) relating to the Excluded Assets and the Excluded Liabilities or (B) described on Annex I;

                (xii) all rights of either of the Sellers and any of their Subsidiaries against any other of the Sellers and their Subsidiaries;

                (xiii) all rights of the Sellers under or in respect of this Agreement, the License Agreement, the Escrow Agreement, the Post-Closing Escrow Agreement and the Contracts listed on Annex J;

                (xiv) all licenses, authorizations and permits issued or granted by any Governmental Authority used in the Business to the extent not transferable, and those described on Annex K; and

                (xv) all assets and properties used or held for use exclusively in the operation of the Retained Businesses.

           (b) The parties expressly acknowledge and agree that the following liabilities and obligations (the "Excluded Liabilities") shall be excluded from the liabilities being assumed by Purchaser pursuant to this Agreement:

                (i) all debts, liabilities, and obligations for Taxes arising out of or relating to the operation of the Business or the ownership of the Assets arising or accruing on or prior to the Closing Date (other than the obligations of Purchaser to pay the obligations and liabilities under the proviso to the first sentence in Section 10.5);

                (ii) any Funded Debt of either of the Sellers;

                (iii) other than Transferred Tobacco Liabilities, all liabilities arising solely out of the Excluded Assets (for the avoidance of doubt, for the purposes of this clause (iii) the Excluded Assets include the contracts listed in Annex J);

                (iv) all liabilities of the Business prior to the Closing owing to the Sellers or any of their Subsidiaries;

                (v) except as otherwise expressly set forth herein, all liabilities relating to any Benefit Plan accruing, arising out of, or relating to, events occurring on or prior to the Closing Date;

                (vi) subject (with respect to Escrow Obligations arising during the Closing Year) to the provisions of Section 5.7, all debts, liabilities and obligations of either of the Sellers under any Qualifying Statutes, including, but not limited to, any Escrow Obligations arising or accruing on or prior to the Closing Date;

                (vii) all liabilities arising from or related to any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to Title IV of ERISA as to which either of the Sellers or any of their ERISA Affiliates has any obligation to contribute; and

                (viii) all liabilities as of the Closing Date to Transferred Employees for accrued vacation.

           1.4 Purchase Price and Terms. Upon the terms and subject to the conditions contained herein, as consideration for the Assets, at the Closing (i) Purchaser shall pay to the Sellers, or as they may direct in writing, by intra-bank transfer or wire transfer of immediately available funds to an account designated by the Sellers in writing, Eighty Million Dollars ($80,000,000) plus, subject to Section 5.13, the Moist Snuff Equipment Price (subject to the adjustment set forth in Section 1.6, the "Purchase Price"), less the amount of the Earnest Money Deposit paid to the Sellers pursuant to clause

(ii) below, (ii) Purchaser and the Sellers shall jointly direct the Escrow Agent to pay the amount of the Earnest Money Deposit to the Sellers or as the Sellers may direct in writing in accordance with the Escrow Agreement, (iii) Purchaser and the Sellers shall jointly direct the Escrow Agent to pay to Purchaser (or as Purchaser may direct in writing in accordance with the Escrow Agreement) any Escrow Funds remaining after payment of the Earnest Money Deposit in accordance with clause (ii) above (the "Remaining Escrow Funds"), and (iv) Purchaser shall assume and pay or otherwise discharge and perform the Assumed Liabilities.

           1.5 Closing.

           (a) The consummation of (i) the purchase and sale of the Assets and
(ii) the assumption of the Assumed Liabilities (the "Closing") shall take place at 10:00 a.m., local time, on the third (3rd) Business Day following the satisfaction or waiver of the conditions to the obligations of the parties set forth in Article 6 hereof, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, or at such other time or place as the Sellers and Purchaser may agree in writing (the day on which the Closing takes place being referred to herein as the "Closing Date").

           (b) At the Closing, the Sellers shall (x) cooperate with Purchaser to cause the Escrow Agent to release (1) the Earnest Money Deposit (in the form of immediately available funds) to Parent at the Closing and (2) the Remaining Escrow Funds (in the form of immediately available funds) to Purchaser at the Closing and (y) execute and deliver, or cause to be executed and delivered, to
Purchaser:

                (i) one or more general warranty deeds conveying to Purchaser good and marketable fee simple title to the Transferred Owned Real Property;

                (ii) one or more bills of sale and/or other instruments of assignment, as necessary, conveying to Purchaser all of the Sellers' interest in and to the Assets, free and clear of all Liens, other than Permitted Liens, in form and substance reasonably satisfactory to Purchaser;

                (iii) one or more instruments of assignment assigning to Purchaser all of the Sellers' interest in the Transferred Intellectual Property, which, to the extent necessary to assign such rights, shall be in recordable form, in form and substance reasonably satisfactory to Purchaser;

                (iv) resolutions of the Board of Directors of each Seller, certified by the Secretary or Assistant Secretary of such Seller, approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                (v) a certificate of good standing for each of the Sellers, issued not earlier than five (5) days prior to the Closing Date by the Secretary of State for the jurisdiction of such Seller's incorporation;

                (vi) an opinion of Potter, Anderson & Corroon LLP, Delaware counsel to Parent, in the form of Annex M hereto and an opinion of Latham & Watkins, Virginia counsel to Opco, in the form of Annex N hereto; and

                (vii) the other documents required to be delivered by the Sellers pursuant to Article 6 hereof.

           (c) At the Closing, Purchaser shall (x) cooperate with the Sellers to cause the Escrow Agent to release (1) the Earnest Money Deposit (in the form of immediately available funds) to Parent at the Closing and (2) the Remaining Escrow Funds (in the form of immediately available funds) to Purchaser at the Closing, (y) cause to be paid to the Sellers, in the manner provided in Section
1.4 hereof, the Purchase Price, and (z) execute and deliver to the Sellers:

                (i) an instrument of assumption evidencing Purchaser's assumption of the Assumed Liabilities, in form and substance reasonably satisfactory to the Sellers;

                (ii) resolutions of the Board of Directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser, approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                (iii) a certificate of good standing for Purchaser, issued not earlier than five (5) days prior to the Closing Date by the Secretary of State of the State of Delaware;

                (iv) an opinion of Weil, Gotshal & Manges LLP, in the form of Annex O hereto; and

                (v) the other documents required to be delivered by Purchaser pursuant to Article 6 hereof.

           1.6 Net Working Capital Adjustment.

           (a) As promptly as practicable, but no later than sixty (60) days after the Closing Date, Parent shall prepare (or cause to be prepared) and deliver to Purchaser for review, a closing statement (the "Closing Statement"), setting forth Parent's calculation of the Net Working Capital of the Transferred Business as of the close of business of the Closing Date. The "Net Working Capital of the Transferred Business" shall mean the Assets that are current assets less the Assumed Liabilities that are current liabilities.

           (b) Purchaser shall cause the employees of the Business to assist Parent and its accountants in the preparation of the Closing Statement and shall provide Parent and its auditors reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Business for such purpose.

           (c) During the twenty (20)-day period following Purchaser's receipt of the Closing Statement, Purchaser and its auditors shall be permitted to review the working papers relating to the Closing Statement (provided that Purchaser and its accountants execute and deliver a confidentiality agreement, reasonably satisfactory to the Sellers, and adhere to whatever procedures the Sellers reasonably request to safeguard confidential, non-public or privileged information relating to the Sellers or any of their respective subsidiaries), and the Sellers shall cooperate with Purchaser and its auditors to provide them with any other information used in preparing the Closing Statement reasonably requested by Purchaser or its auditors. The Closing Statement shall become final and binding upon the parties on the 20th day following delivery thereof, unless Purchaser delivers to Parent written notice of its disagreement ("Notice of Disagreement") specifying in reasonable detail the amount by which and the reasons why it believes the Closing Statement (i) contains mathematical errors or (ii) was not prepared in accordance with the methodology specified in Section 1.6(g). The Notice of Disagreement shall not specify any basis for disagreement with the Closing Statement other than as set forth in the preceding sentence.

           (d) If a timely and otherwise sufficient Notice of Disagreement shall be delivered to Parent in accordance with Section 1.6(c), Purchaser and Parent shall, during the twenty (20) days following such delivery, seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. If during such twenty (20)-day period Purchaser and Parent agree in writing on the correct determination of the Closing Statement, such determination shall be final and binding on the parties for all purposes hereunder. If Purchaser and Parent have not resolved such differences by the end of such twenty (20)-day period, Purchaser and Parent shall promptly submit, in writing, to an independent public accounting firm (the "Accounting Firm") their briefs detailing their views as to the correct amount of Net Working Capital of the Transferred Business as of the Closing Date, and the Accounting Firm shall determine the final amount of Net Working Capital of the Transferred Business as of the Closing Date, which determination shall be final and binding on the parties for all purposes hereunder. The Accounting Firm shall be the Washington, DC regional office of Ernst & Young LLP or, if such firm is unable or unwilling to act, Deloitte & Touche LLP or KPMG LLP or, if such firms are unable or unwilling to act, such other independent public accounting firm as shall be agreed upon by the parties hereto in writing. Purchaser and Parent shall use commercially reasonable efforts to cause the Accounting Firm to issue a report setting forth its calculation of the Closing Statement, as promptly as practicable, but in any event within thirty (30) days following the submission of the matters. The fees and expenses of the Accounting Firm pursuant to this Section 1.6(d) shall be borne equally by Purchaser, on the one hand, and the Sellers, on the other hand. The fees and disbursements of the auditors and other advisors of each party hereto incurred in connection with their review of the Closing Statement and review of any Notice of Disagreement shall be borne by such party.

           (e) If the Final Net Working Capital of the Transferred Business is less than $5.0 million by more than $50,000, the Purchase Price shall be decreased by the amount by which $5.0 million exceeds the Final Net Working Capital of the Transferred Business. If the Final Net Working Capital of the Transferred Business is greater than $5.0 million by more than $50,000, the Purchase Price shall be increased by the amount by which the Final Net Working Capital of the Transferred Business exceeds $5.0 million. The "Final Net Working Capital of the Transferred Business" means the Net Working Capital of the Transferred Business as (i) shown on the Closing Statement pursuant to Section 1.6(a) if no timely and otherwise sufficient Notice of Disagreement is delivered to Parent in accordance with Section 1.6(c) or (ii) if a timely and otherwise sufficient Notice of Disagreement is delivered to Parent in accordance with
Section 1.6(c), as determined pursuant to Section 1.6(d).

           (f) Within three (3) Business Days after the Final Net Working Capital has been determined pursuant to this Section 1.6, the Sellers shall pay to Purchaser the amount of any decrease in the Purchase Price or Purchaser shall pay to the Sellers the amount of any increase in the Purchase Price, as the case may be, together in either case with an amount equal to interest thereon at the rate of 10.0% per annum from the Closing Date to and including the date of payment, by intra-bank transfer or wire transfer of immediately available funds to any account designated in writing by the party or parties entitled to such payment.

           (g) Notwithstanding anything in this Agreement to the contrary, for the purposes of this Section 1.6, Net Working Capital of the Transferred Business shall be determined in accordance with GAAP (except to the extent the Interim Balance Sheet was not prepared in accordance with GAAP, as reflected in
Schedule 2.19), applied on a basis consistent with the application of GAAP in the preparation of the Interim Balance Sheet, and except as otherwise specified in Schedule 1.6.

           (h) In determining the correct calculation of accounts receivable to be included in the Net Working Capital of the Transferred Business, the Sellers' determination of the amount of the reserve for uncollected accounts shall be final and binding. Notwithstanding anything in this Agreement to the contrary, any matter which, but for the $50,000 threshold, would have been the subject of such an adjustment to the Net Working Capital of the Transferred Business pursuant to this Section 1.6 may not be asserted by Purchaser or any Purchaser Indemnified Party as an alleged misrepresentation or breach of any warranty or covenant in this Agreement.

           1.7 Accounts Receivable.

           (a) From and after the Closing, Purchaser shall use commercially reasonable efforts to collect on a timely basis all accounts receivable reflected in the Net Working Capital of the Transferred Business on the Closing Statement (the "Closing Accounts Receivable"). The Sellers shall have the right to cooperate with and assist Purchaser in such collection efforts. Within five
(5) Business Days after the end of each calendar week, Purchaser shall furnish the Sellers with a complete and detailed statement of the amounts collected during such calendar week and in any prior calendar weeks with respect to the Closing Accounts Receivable and a complete and detailed schedule of the amount remaining outstanding under each particular account. As promptly as practicable after the sixtieth (60th) day after the Closing, but in no event more than sixty-five (65) days after the Closing, Purchaser shall prepare (or cause to be prepared) and deliver to Parent, a certificate (the "Receivables Certificate") signed by Purchaser's chief financial officer certifying, as of the date the Receivables Certificate is delivered to Parent, as to (i) the amount of Closing Accounts Receivable that Purchaser has collected (the "Collected Closing Accounts Receivable"), (ii) each Closing Account Receivable not fully collected by Purchaser or its Affiliates, and (iii) for each Closing Account Receivable not fully collected by Purchaser or its Affiliates, the amount not collected.

           (b) Any payment received by Purchaser (i) at any time following the Closing and (ii) from a customer of Purchaser after the Closing that was also a customer of the Sellers prior to the Closing and that is obligated with respect to any Closing Accounts Receivable, shall be presumptively applied to the accounts receivable for such customer outstanding for the longest amount of time and, if such accounts receivable shall be a Closing Accounts Receivable, reflected in the Receivables Certificate in accordance with Section 1.7(a).

           (c) If Purchaser timely delivers to Parent a Receivables Certificate in accordance with Section 1.7(a), and that Receivables Certificate states that the aggregate amount of Collected Closing Accounts Receivable equals less than the amount of accounts receivable (net of reserves) reflected in the calculation of Final Net Working Capital of the Transferred Business (the "Minimum Receivables Amount"), then, for 20 days after such delivery of such Receivables Certificate, Purchaser shall provide Parent with reasonable access, during normal business hours and upon reasonable prior notice, to Purchaser's customers, personnel, properties, books and records related to the Business for the purpose of confirming the accuracy of the Receivables Certificate.

           (d) Purchaser and Parent shall cooperate in good faith to resolve any disputes with respect to the Receivables Certificate, including the amount of the Collected Closing Accounts Receivables.

           (e) If Purchaser timely delivers to Parent a Receivables Certificate in accordance with Section 1.7(a), and that Receivables Certificate states that the aggregate amount of Collected Closing Accounts Receivable equals less than the Minimum Receivable Amount, on the later of (x) five (5) Business Days after delivery to Parent of such Receivables Certificate and (y) the date on which the Final Net Working Capital of the Transferred Business has been finally determined pursuant to Section 1.6, (i) Parent shall pay to Purchaser the amount by which the Minimum Receivables Amount exceeds the Collected Closing Accounts Receivable, (ii) Purchaser shall transfer to Parent all rights to collect the Closing Accounts Receivable that are not Collected Closing Accounts Receivable, and (iii) Purchaser shall cooperate in good faith with Parent's efforts to collect such receivables, including, without limitation, promptly forwarding to Parent any amounts received in respect of Closing Accounts Receivable that are not Collected Closing Accounts Receivable.

           1.8 Allocation of Purchase Price. Purchaser shall, within 120 days after the final agreement or determination of the Purchase Price, prepare and deliver to Parent a schedule (the "Allocation Schedule") allocating the Purchase Price and the Assumed Liabilities among the Assets in accordance with Treas. Reg. 1.1060-1 (or any comparable provisions of state or local tax law) or any successor provision. Parent will have the right to raise reasonable objections to the Allocation Schedule within 10 days after its receipt thereof, in which event Parent and Purchaser will negotiate in good faith to resolve such objections. If Parent and Purchaser cannot mutually resolve Parent's reasonable objections to the Allocation Schedule within 10 days after Purchaser's receipt of such objections, such dispute with respect to the Allocation Schedule shall be presented to the Accounting Firm which Accounting Firm shall, within thirty
(30) days thereafter, render a final and binding decision upon each of the parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by the Sellers, on the one hand, and Purchaser, on the other hand. The Sellers and Purchaser shall each report and file all Tax Returns (including amended Tax Returns and claims for refunds) consistent with the Allocation Schedule, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings), provided however, nothing herein shall prevent either party from compromising in any audit or examination by any taxing authority the position required to be taken by this Section 1.8 in respect of the allocation of the Purchase Price. The Sellers and Purchaser shall cooperate in the filing of any forms (including Form 8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price, pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, this Section 1.8 shall survive the Closing Date without limitation.

                                   ARTICLE 2.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

           Each of the Sellers represents and warrants to Purchaser, jointly and severally, that, except as set forth in the Schedules delivered by the Sellers to Purchaser prior to the execution of this Agreement, as of the date of this
Agreement:

           2.1 Corporate Organization and Authority of the Sellers. Each of the Sellers is duly incorporated, validly existing and in good standing in its respective jurisdiction of organization. Each Seller has the corporate power and authority to own or lease its properties and to conduct the Business as it is now being conducted, and each of the Sellers has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Parent owns all of the issued and outstanding capital stock of Opco. Other than Opco in the case of Parent, neither Parent nor Opco has any Subsidiaries that owns Assets or operates the Business. Each of the Sellers is duly licensed or qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified, individually or in the aggregate, would not reasonably be expected to have a Business Material Adverse Effect. The execution and delivery of this Agreement by each of the Sellers and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of each of the Sellers, and, subject to approval by the affirmative vote or written consent of the holders of a majority of the outstanding shares of common stock, par value $0.0001 per share, of Parent ("Parent Common Stock"), and by Parent as sole stockholder of Opco, no other corporate approval or proceeding on the part of either of the Sellers is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Sellers and, assuming due authorization, execution and delivery by Purchaser, constitutes a legally valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is sought in a proceeding at law or in equity).

           2.2 No Conflict. Except as set forth in Schedule 2.2, the execution and delivery of this Agreement by each of the Sellers and the consummation of the transactions contemplated hereby and compliance with the terms hereof does not and will not (a) conflict with or result in any violation of any provision of, the certificate of incorporation, bylaws or other organizational documents of either of the Sellers, (b) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation of any Governmental Authority applicable to either of the Sellers or the Assets or the Business, (c) result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both), require the consent, authorization or approval of any other Person, or give rise to any right of termination, amendment, cancellation, acceleration or loss of material benefit under, or result in the creation of a Lien (other than any Permitted Liens) on any of the Assets pursuant to any of the terms, conditions or provisions of any Transferred Contract, or other Contract, instrument or obligation by which any of the Assets may be bound, except to the extent that the occurrence of any of the foregoing in clause (c) would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect or a material adverse effect on the ability of the Sellers to enter into and perform their respective obligations under this Agreement.

           2.3 Assets.

           (a) Except as set forth in Schedule 2.3, and except for the Excluded Assets, (i) the Assets include all assets necessary to the conduct of the Business, as currently conducted, and are sufficient to conduct the Business immediately following the Closing in substantially the same manner as currently conducted, and (ii) there are no assets that are material to the Business as currently conducted other than the Assets. The Assets are in reasonably good condition and repair (ordinary wear and tear and immaterial defects excluded).

           (b) Except with respect to the Transferred Real Property (as to which certain representations are made pursuant to Section 2.6 hereof), one of the Sellers owns and has good title to the Assets that they purport to own, or that are reflected as owned in the books and records of the Sellers. All Assets are free and clear of all Liens, other than Permitted Liens.

           2.4 Transferred Contracts; No Defaults.

           (a) Except as set forth on Schedule 2.4(a), as of the date of this Agreement, there is no Transferred Contract to which either of the Sellers is a party that relates to the conduct or operation of the Business or the Assets and is:

                (i) a Contract for the lease of personal property involving aggregate payments in excess of $50,000 in any one year;

                (ii) a Contract for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services and which provides for consideration to be furnished to or by the Sellers in excess of $50,000 in any one year;

                (iii) a Contract under which either of the Sellers has created, incurred, assumed or guaranteed any outstanding indebtedness for borrowed money or any existing capitalized lease obligation or which imposes a Lien on any of the Assets, other than any Permitted Liens, in any case in an amount in excess of $50,000;

                (iv) a Contract under which either of the Sellers has advanced or loaned any money to any of their directors, officers or employees outside the ordinary course of business;

                (v) a Contract imposing any non-competition, non-solicitation, or other similar obligations or limitations on either of the Sellers;

                (vi) a Contract for the employment of any individual who has been identified as a Business Employee;

                (vii) a Contract for the sale of any material Assets, or for the grant to any Person of any preferential rights to purchase any material Assets, other than in the ordinary course of business;

                (viii) a Contract for the acquisition by the Sellers of any operating business or the capital stock or other equity interest of any other Person that would constitute a part of the Business and was entered into during the three years preceding the date of this Agreement;

                (ix) a Contract concerning a partnership, joint venture, joint development or other similar cooperation arrangement with respect to the Business or the Assets;

                (x) a Contract relating to any Intellectual Property of the Business to which either of the Sellers is a party or by which they are bound, other than (x) software licenses which currently are readily available and (y) customary employee, vendor and other nondisclosure agreements;

                (xi) a Contract pursuant to which the Sellers have granted rights with respect to the distribution, sale, manufacture or other use of any products, or other assets (both tangible and intangible) of the Business, in any case in an amount in excess of $50,000 in any one year;

                (xii) a Contract pursuant to which the Sellers have agreed to sell products of the Business (other than standard purchase orders) in an amount in excess of $50,000 in any one year; or

                (xiii) a Contract providing for exclusivity or under which either of the Sellers is restricted, or which after the Closing Date would restrict Purchaser or any of its Affiliates, with respect to distribution, marketing, development or manufacture of products in the Business; or

                (xiv) a Contract not made in the ordinary course of business.

           (b) Except as set forth on Schedule 2.4(b), (i) the Transferred Contracts listed pursuant to Section 2.4(a) are valid, binding and in full force and effect, (ii) such Transferred Contracts are enforceable against the Seller party thereto and, to the knowledge of the Sellers, the other parties thereto, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is sought in a proceeding at law or in equity), (iii) neither of the Sellers nor, to the knowledge of the Sellers, any other party has materially breached any of the Transferred Contracts listed pursuant to Section 2.4(a), (iv) to the knowledge of the Sellers, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default by any party under the Transferred Contracts listed pursuant to Section 2.4(a), except where the occurrence of any such event or existence of any such condition would not reasonably be expected to have a Business Material Adverse Effect, (v) the Sellers have performed all obligations required under the Transferred Contracts listed pursuant to Section 2.4(a) to the extent required to be performed by the Sellers, except where such failures of performance would not reasonably be expected to have a Business Material Adverse Effect, and (vi) as of the date of this Agreement, neither of the Sellers has received any written notice of the intention of any party to terminate, cancel or not renew any Transferred Contract listed pursuant to Section 2.4(a).

           2.5 Intellectual Property.

           (a) Schedule 2.5(a) lists each patent, registered trademark, service mark and trade name or registered copyright and applications for any of the foregoing, used or held for use by either of the Sellers in the operation of the Business, other than those that constitute Excluded Assets. The Transferred Contracts listed on Schedule 2.4(a) include all license or sublicense agreements entered into by either of the Sellers in connection with the Transferred Intellectual Property to which either of the Sellers is a party and which is material to the operation of the Business, as presently being conducted. The Sellers have used commercially reasonable efforts to maintain in confidence all of the trade secrets and confidential information included in the Transferred Intellectual Property, except as would not reasonably be expected to have a Business Material Adverse Effect.

           (b) Except as set forth on Schedule 2.5(b), one of the Sellers owns, free and clear of any Liens (other than Permitted Liens) or has the right to use pursuant to license, sublicense, agreement or permission, each item of Transferred Intellectual Property listed on Schedule 2.5(a).

           (c) To the knowledge of the Sellers, except as set forth on Schedule 2.5(c), (i) the conduct, products, or services of the Transferred Business as currently conducted do not infringe upon any Intellectual Property of any third party, (ii) there are no claims or suits pending before any Governmental Authority or for which written notice has been provided or threatened (A) alleging that the conduct, products, or services of the Transferred Business infringes upon any Intellectual Property of any third party, or (B) challenging the Sellers' ownership of, right to use, or the validity or enforceability of, the Transferred Intellectual Property or any license or other agreement relating thereto, and (iii) no third party is infringing any Transferred Intellectual Property.

           2.6 Real Property.

           (a) Schedule 2.6(a) sets forth a complete list of all Transferred Real Property owned by the Sellers (the "Transferred Owned Real Property") and the name of the record owner thereof. With respect to each parcel of Transferred Owned Real Property, the identified Seller has good and marketable fee simple title to the parcel of Transferred Owned Real Property, free and clear of any Liens, except for Permitted Liens. With respect to each parcel of Transferred Owned Real Property, there are no outstanding options or rights of first refusal or other contractual rights to purchase, sell, assign or dispose of any of the Transferred Owned Real Property or any material portion thereof or material interest therein.

           (b) Schedule 2.6(b) sets forth a complete list of all leases and subleases of Transferred Real Property leased to the Sellers (the "Transferred Leased Real Property"). Complete and correct copies of each of the leases for the Transferred Leased Real Property have been furnished to Purchaser. With respect to the Transferred Leased Real Property:

                (i) the leases are in full force and effect and enforceable against the Sellers in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is sought in a proceeding at law or in equity); and

                (ii) neither of the Sellers is and, to the knowledge of the Sellers, no other party to the leases listed on Schedule 2.6(b) is, in material breach or default of any such lease and no event has occurred that, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, to the extent such default would have a Business Material Adverse Effect.

           2.7 Litigation and Proceedings. Except (i) as set forth on Schedule
2.7 and (ii) for any other Proceedings or investigations, if any, giving rise solely to liabilities constituting Excluded Liabilities, there are no Proceedings at law or in equity or, to the knowledge of the Sellers, investigations, relating to the Business, the Assets, or the Assumed Liabilities, before or by any court or Governmental Authority or before any arbitrator pending or, to the knowledge of the Sellers, threatened, against the Sellers. Except as set forth on Schedule 2.7, there is no unsatisfied judgment, order or decree requiring payment of monetary damage or any open injunction binding upon either of the Sellers that would reasonably be expected to have a Business Material Adverse Effect or a material adverse effect on the ability of the Sellers to enter into and perform their obligations under this Agreement.

           2.8 Employee Benefit Plans.

           (a) Definitions. The following terms, when used in this Section 2.8, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                (i) ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                (ii) ERISA Affiliate. "ERISA Affiliate" means any entity that would be aggregated with any of the Sellers under Section 414 of the Code or
Section 4001 of ERISA.

                (iii) Multiemployer Plan. "Multiemployer Plan" means any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) to which the Sellers or any of their ERISA Affiliates maintains, administers, contributes or is required to contribute and (B) which covers any Business Employees.

                (iv) COBRA. "COBRA" means Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

                (v) Benefit Plan. "Benefit Plan" means (i) any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan) with respect to which the Sellers or any of their ERISA Affiliates maintains, administers, contributes or is required to contribute; (ii) any "employee welfare benefit plan" as defined in Section 3(1) of ERISA with respect to which the Sellers or any of their Subsidiaries maintains, administers, contributes or is required to contribute; and (iii) any agreement, contract, plan or program providing deferred compensation, profit-sharing, bonus, incentive compensation, stock or other equity-related award, restricted stock, stock ownership, stock option, stock appreciation right, phantom stock, stock purchase, severance or termination pay, retention, salary continuation, vacation, sick leave, leave of absence, layoff, employee loan or other material employment-related compensation or benefits with respect to which is entered, maintained, contributed or required to be contributed, as the case may be, by the Sellers or any of their Subsidiaries; in each case, covering or otherwise relating to any Business Employee.

           (b) Disclosure. Schedule 2.8 contains an accurate and complete list of each Benefit Plan. With respect to each Benefit Plan, the Sellers have caused Purchaser's counsel to be provided with documents describing the benefits provided thereunder pursuant to the letter from Seller's counsel to Purchaser's counsel dated January 22, 2003.

           (c) Representations.

                (i) Each Benefit Plan and its related trust intended to be qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a)
(A) have been determined by the Internal Revenue Service to be so qualified and tax-exempt, or timely application for such determination has been made, and (B) to the knowledge of either Seller, is in compliance in all material respects with applicable law.

                (ii) None of the Benefit Plans provide for life insurance or health benefits beyond the date of the participant's termination of employment with the Sellers except as may be required under COBRA and maintained at the expense of the participant or participant's beneficiary.

                (iii) All wages, salaries and payroll Taxes with respect to any of the Business Employees required to have been paid have been paid by the due date thereof.

                (iv) With respect to each individual set forth as an employee of the Sellers on Schedule 2.8 (each a "Business Employee" and collectively, "Business Employees"), Schedule 2.8 accurately sets forth, as of the date of this Agreement, such Business Employee's (A) annual base salary, (B) job title,
(C) date of hire; (D) location; and (E) status (i.e., active, short term disability, long term disability or leave of absence (specifying the kind of absence and the terms relating thereto)).

           2.9 Labor Relations.

           (a) None of the Business Employees is covered by a collective bargaining agreement to which either of the Sellers or any their Subsidiaries is a party. To the knowledge of either Seller, there are no organizing activities (including any demand for recognition or certification proceedings pending or threatened in writing to be brought or filed with the National Labor Relations Board or other labor relations tribunal) involving either Seller. To the knowledge of either Seller, there are no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, grievances, complaints, arbitrations or other material labor disputes pending or threatened in writing against or involving either Seller.

           (b) Except as set forth on Schedule 2.9, to the knowledge of either Seller, there are no complaints, charges or claims against either Seller pending or threatened in writing to be brought or filed, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the service or termination of service by either Seller of any individual with respect to the Transferred Business.

           (c) As relates to each Business Employee, each Seller is in compliance in all material respects with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes.

           2.10 Legal Compliance. Except with respect to (a) matters set forth on Schedule 2.10, and (b) compliance with (x) Environmental Laws (as to which certain representations and warranties are made pursuant to Section 2.12), (y) Tobacco Laws (as to which certain representations and warranties are made pursuant to Section 2.11) and (z) employment laws (as to which certain representations and warranties are made pursuant to Section 2.9), the conduct of the Business by the Sellers is in compliance with all laws, rules, regulations, ordinances, orders, judgments, writs, injunctions, statutes and decrees thereunder of Governmental Authorities, except where such instances of noncompliance would not reasonably be expected to have a Business Material Adverse Effect or a material adverse effect on the ability of the Sellers to enter into and perform their obligations under this Agreement.

           2.11 Tobacco Matters.

           (a) The licenses, approvals, consents, franchises and other permits described on Schedule 2.11(a) are in full force and effect, and such licenses, approvals, consents, franchises and permits constitute all of the licenses, approvals, consents, franchises and permits that are required under the Tobacco Laws (other than the Qualifying Statutes) as of the date of this Agreement to permit the Sellers to conduct the Business, as currently conducted, except as would not reasonably be expected to have a Business Material Adverse Effect.

           (b) Except as set forth on Schedule 2.11(b), (i) no written notices of any violation or alleged violation of any Tobacco Law (other than the Qualifying Statutes) relating to the operations or properties of either of the Sellers (other than any such notice relating to the Excluded Assets) have been received by either of the Sellers, (ii) the Sellers are in compliance with all Tobacco Laws (other than the Qualifying Statutes) and (iii) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or, to the knowledge of the Sellers, investigations pending or, to the knowledge of the Sellers, threatened, against either of the Sellers, and, to the knowledge of the Sellers, there are no disputes involving either of the Sellers, relating to compliance with any Tobacco Laws (other than the Qualifying Statutes) (other than any such proceeding relating to the Excluded Assets), except as would not reasonably be expected to have a Business Material Adverse Effect.

           (c) Except as set forth in Schedule 2.11(c), the Sellers have not made any written Health Claims in or on any packaging, label, marketing or promotional materials used or held for use by the Sellers in marketing cigarettes under the Brands. For the purposes of this Section 2.11, the term "Health Claims" means any claims that smoking cigarettes marketed by the Sellers under the Brands is less injurious to human health than smoking other cigarette brands.

           (d) As of the date of this Agreement, the Sellers have delivered to Purchaser a correct and complete copy of the current draft of the agreement to be entered into among the Sellers and the other parties thereto with respect to the Sellers' Escrow Obligations (the "Draft Settlement Agreement"). Except as set forth in Schedule 2.11(d), as of the date of this Agreement the Sellers are in compliance in all material respects with the Qualifying Statutes.

           2.12 Environmental Matters. Except as set forth on Schedule 2.12, and except as would not reasonably be expected to have a Business Material Adverse Effect, with respect to the Business, (i) each of the Sellers is in compliance with all Environmental Laws and (ii) neither of the Sellers has any liability under any Environmental Law. Except as set forth on Schedule 2.12, (i) no notices of any violation or alleged violation of any Environmental Law relating to the operations or properties of either of the Sellers (other than any such notice relating to activities at the Excluded Real Property) have been received by either of the Sellers, (ii) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or, to the knowledge of the Sellers, investigations pending or, to the knowledge of the Sellers, threatened, against either of the Sellers relating to compliance with any Environmental Law (other than any such proceeding relating to the Excluded Assets), (iii) there have been no spills, discharges or releases of Substances by the Sellers or any of their Affiliates at the Transferred Real Property within the past three years of the date of this Agreement that have had or would reasonably be expected to have a Business Material Adverse Effect, and (iv) neither of the Sellers has received any written notice that either of the Sellers is or may be, as a result of operating the Business, a potentially responsible person or otherwise liable in connection with any waste disposal site allegedly containing, or other location used for the disposal of, any pollutants, contaminants, or hazardous or toxic materials, wastes or chemicals.

           2.13 Governmental Consents. Assuming the truth and completeness of the representations and warranties of Purchaser contained in this Agreement, except as set forth in Schedule 2.13, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Sellers with respect to the Sellers' execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with the transactions contemplated hereby, including, without limitation, the approval by Parent's stockholders of the transactions contemplated hereby, and (iii) such consents, approvals, authorizations, designations, declarations, and filings the failure of which to obtain would not reasonably be expected to have a Business Material Adverse Effect or a material adverse effect on the ability of the Sellers to enter into and perform their obligations under this Agreement.

           2.14 Licenses, Permits and Authorizations. All material licenses, franchises and other permits of or with any Governmental Authority, whether foreign, federal, state or local, held by the Sellers in connection with the conduct of the Transferred Business (other than (i) those required under Tobacco Laws, which are addressed in Section 2.11, or (ii) those required under Environmental Laws, which are addressed in Section 2.12) are in full force and effect, and such licenses, approvals, consents, franchises and permits constitute all of the material licenses, approvals, consents, franchises and permits necessary to permit the Sellers to conduct the Transferred Business, as currently conducted.

           2.15 Absence of Material Adverse Changes. Except as set forth on
Schedule 2.15, from September 30, 2002 to the date of this Agreement, (i) there has not occurred any Business Material Adverse Effect, (ii) the Sellers have conducted the Business in the ordinary course of business consistent with past practice, and (iii) without limiting the foregoing, neither of the Sellers has, in each case only to the extent the Transferred Business is concerned:

           (a) awarded or paid any bonuses to any Business Employee, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement), nor agreed to increase the compensation payable or to become payable by it to any such Business Employee, or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, award, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such Business Employee (in any case other than in the ordinary course and consistent with past practice);

           (b) mortgaged or pledged any of the Assets, or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of the Assets except in the ordinary course of business, and except with respect to obsolete or worthless assets;

           (c) made any capital expenditures in respect of the Business in excess of $50,000 for any single expenditure or $100,000 in the aggregate, other than in the ordinary course of business; or

           (d) entered into any agreement or made any commitment to do any of the foregoing.

           2.16 Brokers' Fees. Except as set forth on Schedule 2.16, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Sellers or any of their Affiliates.

           2.17 Taxes.

           (a) Except as set forth in Schedule 2.17, as of the date of this
Agreement:

                (i) all Tax Returns required to be filed with any taxing authority by or on behalf of the Sellers with respect to the Business or the Assets have been timely filed; and

                (ii) all Taxes due and payable by the Sellers with respect to the Business or the Assets have been duly and timely paid.

           (b) Except as set forth in Schedule 2.17, as of the date of this
Agreement:

                (i) no tax deficiency for additional Taxes with respect to the Business or the Assets has been assessed or asserted by any Taxing Authority against either Seller;

                (ii) there is not any audit, action or proceeding pending against either Seller in respect of any Tax liabilities with respect to the Business or the Assets; and

                (iii) there is no Lien for any Tax upon any of the Assets except Liens arising as a matter of law for current Taxes not yet due.

           (c) Each Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party in connection with the Business, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

           (d) Neither Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (e) No Asset is (A) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (C) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, (D) subject to
Section 168(g)(1)(A) of the Code, (E) "limited use property" within the meaning of Rev. Proc. 76-30 or (F) subject to any provision of law comparable to any of the provisions listed above.

           (f) Neither Seller is a "foreign person" within the meaning of
Section 1445 of the Code.

           2.18 Insurance. Schedule 2.18 contains a complete and correct list of all material policies of property, fire and casualty, product liability, workers' compensation and other forms of insurance owned or held by the Sellers covering the Transferred Business.

           2.19 Financial Statements; SEC Filings.

           (a) The Sellers have made available to Purchaser (i) the audited balance sheet of the Business as of December 31, 2001, and the related audited income statement and statement of cash flows of the Business for the year ended December 31, 2001, together with the report thereon of Aidman, Piser & Company, P.A. and (ii) the unaudited balance sheet of the Business as at September 30, 2002 (the "Interim Balance Sheet") and the related unaudited statements of income and cash flow for the nine months ended September 30, 2002, including, in each case, the notes thereto. Except as set forth on Schedule 2.19, such financial statements fairly present, in all material respects, the financial position of the Business as of the date thereof and the results of operations of the Business for the period indicated and have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered (except in each case as stated in the applicable footnotes or auditor's report and except, in the case of interim financial statements, for year-end adjustments and the absence of notes).

           (b) Neither of the Sellers has any liabilities or obligations which would be required under GAAP to be reflected on a balance sheet of the Sellers as of the date of this Agreement, except for liabilities and obligations (i) reflected or reserved against in the Interim Balance Sheet, (ii) incurred or arising in the ordinary course of business since September 30, 2002, (iii) constituting Excluded Liabilities, (iv) incurred or arising other than in the ordinary course of business since September 30, 2002 and not, individually or in the aggregate, material, or (v) described on Schedule 2.19.

           (c) As of their respective dates, Parent's annual report on Form 10-K for the fiscal year ended December 31, 2001, and all required quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC since January 1, 2002 (other than the financial statements (including the notes thereto) filed as a part thereof or incorporated by reference therein about which no representation is made hereby) (the "Seller SEC Documents"), in so far as they relate to the Assets or the Transferred Business, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Seller SEC Documents, and none of the Seller SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact, in either case only in so far as such fact or omission relates to the Assets or the Transferred Business, required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           2.20 Inventory. Except as set forth on Schedule 2.20, the Transferred Inventory, as of the date of this Agreement, taken as a whole, is in good, usable and saleable condition (subject in the case of raw materials and work in progress, to the completion of the production process) in quantities consistent with past practice.

           2.21 Sellers Acknowledgement. EACH SELLER ACKNOWLEDGES THAT PURCHASER MAKES NO REPRESENTATIONS OR WARRANTIES CONCERNING PURCHASER, ITS ASSETS OR ITS BUSINESS OTHER THAN AS EXPRESSLY SET FORTH IN ARTICLE 3 HEREOF AND THAT PURCHASER EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser represents and warrants to the Sellers that, as of the date of this Agreement:

           3.1 Corporate Organization and Authority of Purchaser. Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the corporate power and authority to own or lease its properties and to conduct its business as it is now being conducted, and Purchaser has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Purchaser is duly licensed or qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of Purchaser, taken as a whole (a "Purchaser Material Adverse Effect"). The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Purchaser, and no other corporate approval or proceeding on the part of Purchaser is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by the Sellers, constitutes a legally valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is sought in a proceeding at law or in equity).

           3.2 No Conflict. Except as set forth on Schedule 3.2, the execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby does not and compliance with the terms hereof does not and will not (a) conflict with or result in any violation of any provision of, the certificate of incorporation, bylaws or other organizational documents of Purchaser or any of its Subsidiaries, (b) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule or regulation of any Governmental Authority applicable to the assets or business of Purchaser or any of its Subsidiaries, or (c) result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both), require the consent, authorization or approval of any Person or give rise to any right of termination, amendment, cancellation, acceleration or loss of material benefit under, or result in the creation of a Lien (other than any Permitted Liens) on any of the assets of Purchaser or any of its Subsidiaries pursuant to any of the terms, conditions or provisions of any Contract, instrument or other obligation to which Purchaser or any of its Subsidiaries is bound or by which any of the assets of Purchaser or any of its Subsidiaries may be bound, except to the extent that the occurrence of any of the foregoing in clauses (b) or (c) would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect or a material adverse effect on the ability of Purchaser to enter into and perform its obligations under this Agreement.

           3.3 SEC Filings. Purchaser has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2000 (the "Purchaser SEC Documents"). As of their respective dates, the Purchaser SEC Documents (including the financial statements filed as a part thereof or incorporated by reference therein) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Documents, and none of the Purchaser SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Purchaser and its subsidiaries included in the Purchaser SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Purchaser has no liabilities or obligations which would be required under GAAP to be reflected on a balance sheet of the Sellers as of the date of this Agreement, except for liabilities and obligations (i) reflected or reserved against in the unaudited balance sheet of Purchaser contained in its Form 10-Q for the quarter ended September 30, 2002, (ii) incurred or arising in the ordinary course of business since September 30, 2002,
(iii) incurred or arising other than in the ordinary course of business since September 30, 2002 and not individually or in the aggregate material, or (iv) described on Schedule 3.3.

           3.4 Litigation and Proceedings. Except as set forth on Schedule 3.4, there are no lawsuits, actions, suits, claims, investigations, or other proceedings at law or in equity, or, to the knowledge of Purchaser, investigations, before or by any court or Governmental Authority or before any arbitrator pending or, to the knowledge of Purchaser, threatened, against Purchaser, other than any such proceeding which would not reasonably be expected to have a material adverse effect on the ability of Purchaser to enter into and perform its obligations under this Agreement. Except as set forth on Schedule 3.4, there is no unsatisfied judgment, order or decree requiring payment of monetary damage or any open injunction binding upon Purchaser that would reasonably be expected to have a Purchaser Material Adverse Effect or a material adverse effect on the ability of Purchaser to enter into and perform its obligations under this Agreement.

           3.5 Legal Compliance. Except with respect to matters set forth on
Schedule 3.5, Purchaser is in compliance with all laws, rules, regulations, ordinances, orders, judgments, writs, injunctions, statutes and decrees thereunder of Governmental Authorities (and all agencies thereof), except where such instances of noncompliance would not reasonably be expected to have a Purchaser Material Adverse Effect or a material adverse effect on the ability of Purchaser to enter into and perform its obligations under this Agreement.

           3.6 Governmental Consents. Assuming the truth and completeness of the representations and warranties of each of the Sellers contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Purchaser with respect to Purchaser's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with the transactions contemplated hereby, and (iii) such consents, approvals, authorizations, designations, declarations, and filings the failure of which to obtain would not reasonably be expected to have a Purchaser Material Adverse Effect or a material adverse effect on the ability of Purchaser to enter into and perform its obligations under this Agreement.

           3.7 Brokers' Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders' fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Purchaser or any of its Affiliates.

           3.8 Purchaser Acknowledgment.

           (a) PURCHASER ACKNOWLEDGES THAT THE SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE SELLERS, THEIR RESPECTIVE ASSETS (INCLUDING, WITHOUT LIMITATION, INTELLECTUAL PROPERTY) OR THE BUSINESS OTHER THAN AS EXPRESSLY SET FORTH IN ARTICLE 2 HEREOF AND THAT THE SELLERS EXPRESSLY DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

           (b) Purchaser acknowledges and agrees that (i) it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the Business, and (ii) it has been furnished with or given adequate access to such information about the Business as it has requested.

                                   ARTICLE 4.
                  COVENANTS RELATING TO THE CONDUCT OF BUSINESS

           4.1 Conduct of Transferred Business by the Sellers. From the date hereof through the Closing, each of the Sellers shall, except as otherwise contemplated by this Agreement, as set forth in Schedule 4.1, or as consented to by Purchaser in writing (which consent will not unreasonably be withheld or delayed), use commercially reasonable efforts to: (i) operate its portion of the Transferred Business in the ordinary course and substantially in accordance with past practice, (ii) preserve intact all rights, privileges, franchises and other authority adequate or necessary for the conduct of the Transferred Business as currently conducted, (iii) keep available the services of the key Business

Employees, and (iv) maintain relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Transferred Business consistent with past practice. Without limiting the generality of the foregoing, unless consented to by Purchaser in writing (which consent shall not unreasonably be withheld or delayed), each of the Sellers shall not, and shall cause their respective Affiliates not to, with respect to the Transferred
Business:

           (a) enter into, extend, materially modify, terminate or renew any material Transferred Contract of the nature described in Section 2.4(a), except in the ordinary course of business;

           (b) sell, assign, transfer, convey, lease or otherwise dispose of any Assets, except in the ordinary course of business, and except for the disposition of obsolete or worthless assets;

           (c) except as otherwise required by law or consistent with past practices, take any action to (i) increase the wages, bonus, commission, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits of any Business Employee; (ii) amend any Benefit Plan to increase benefits; (iii) establish any new compensation or benefit plan or arrangements with respect to any Business Employee; (iv) enter into any employment, consulting or severance or termination pay agreement with respect to any Business Employee; (v) grant any severance or termination pay (otherwise than pursuant to policies or agreements of either of the Sellers in effect on the date hereof and as disclosed in Schedule 2.8) to any Business Employee which will become due and payable from Purchaser or any of its Subsidiaries on or after the Closing Date; (vi) promote any Business Employee; or (vii) make any change in the key management structure of the Transferred Business, including, without limitation, the hiring of additional officers or the terminations of existing officers;

           (d) permit any Lien to encumber any of the Assets, other than Permitted Liens;

           (e) waive or relinquish any material right or claim with respect to the Assets, other than in the ordinary course of business or consistent with past practices;

           (f) fail to maintain its books, accounts and records consistent with past practices;

           (g) extend credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business;

           (h) enter into any commitment for capital expenditures (to the extent it represents an Assumed Liability), except for expenditures not exceeding $50,000 per project or $100,000 in the aggregate for all projects; or

           (i) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

           4.2 No Solicitations.

           (a) Except as permitted by this Agreement, neither Seller shall authorize any of its respective officers, directors or employees, or any financial advisor, attorney, accountant or other representative retained by any of them, to (i) solicit, initiate or encourage (including by way of furnishing material, nonpublic information regarding the Assets or the Transferred Business) the making or submission of any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal; provided, however, that, at any time prior to the approval of the transactions contemplated by this Agreement by the holders of Parent Common Stock, if either of the Sellers receives an inquiry that did not result from a breach of this Section 4.2(a) and (x) Parent determines in good faith, after having considered the advice of outside counsel, that such inquiry could reasonably likely result in a Superior Proposal and (y) Parent receives from such Person an executed confidentiality agreement containing customary limitations (in any event at least as stringent as those contained in the Confidentiality Agreement between Purchaser and Parent) on the use and disclosure of all information furnished to such Person by or on behalf of Parent or Opco, then the Sellers may furnish information, including, without limitation, non-public information, with respect to the Sellers, the Business and the Assets to the person who made such inquiry and the Sellers may participate in negotiations regarding such Acquisition Proposal.

           (b) Parent shall promptly (but in any event within two Business Days) notify Purchaser orally and in writing of any Acquisition Proposal (including the identity of the Person making such Acquisition Proposal and the material terms of any such Acquisition Proposal) that is made or submitted by any Person. Parent shall thereafter inform Purchaser on a reasonably prompt basis of any material changes to the terms and conditions of such Acquisition Proposal, and shall reasonably promptly give Purchaser a copy of any nonpublic information regarding the Transferred Business delivered to such Person to the extent not previously delivered to Purchaser or its representatives.

           (c) Promptly after the execution and delivery of this Agreement, the Sellers will, and will request their respective Subsidiaries and Affiliates, officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal, subject in any case to the rights of the Sellers under Section 4.2(a). Parent agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this 4.2.

           (d) Parent's Board of Directors may withdraw or modify, in a manner adverse to Purchaser, its approval or recommendation of the transactions contemplated by this Agreement only in the event Parent's Board of Directors (i) receives a Superior Proposal, and (ii) determines in good faith that the transactions contemplated by this Agreement are no longer in the best interests of Parent's stockholders.

           (e) Nothing contained in this Section 4.2 shall prohibit Parent from at any time disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any required disclosure to Parent's stockholders.

           (f) "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any proposed or actual (i) sale, lease or other disposition of any assets of the Sellers representing 20% or more of the Assets or (ii) liquidation, dissolution, or other similar type of transaction with respect to either of the Sellers.

           (g) "Superior Proposal" means any proposed or actual (i) Acquisition Proposal, (ii) merger, consolidation or similar transaction involving either of the Sellers, (iii) issue, sale or other disposition by either Seller of (including by way of merger, consolidation, share exchange or similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 50% or more of the votes associated with the outstanding securities of either Seller, (iv) tender offer or exchange offer in which any third party would acquire beneficial ownership (as such term is defined in Section 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 50% or more of the outstanding shares of either Seller's common stock, (v) recapitalization, restructuring, or other similar type of transaction with respect to either of the Sellers, or (vi) transaction that is similar in form, substance or purpose to any of the foregoing transactions, in any case that Parent's Board of Directors determines in good faith, after consultation with its financial adviser and outside legal counsel, is likely to be consummated and would, if consummated, result in a transaction that is more favorable from a financial point of view to Parent's stockholders than the transactions contemplated by this Agreement.

                                   ARTICLE 5.
                              ADDITIONAL AGREEMENTS

           5.1 Parent Stockholder Meeting; Proxy Statement.

           (a) Unless the holders of the requisite number of shares of Parent Common Stock approve the transactions contemplated by this Agreement by written consent ("Stockholders' Written Consent"), Parent shall, to the extent permitted under Delaware law, take all action reasonably necessary in accordance with applicable law and Parent's certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") as promptly as practicable after the date hereof for the purpose of, among other things, considering and taking action, as necessary, upon the transactions contemplated by this Agreement. In the event the Stockholders' Written Consent is obtained, Parent shall promptly, and in any event within 10 Business Days after the date of this Agreement, give, or cause to be given, to holders of Parent Common Stock the notice required under Section 228(e) of the Delaware General Corporation Law.

           (b) As promptly as practicable after the date hereof, Parent shall take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable to (i) prepare and file with the SEC any documents or materials, including, but not limited to, the proxy statement and related materials for the Stockholders Meeting, or, if the Stockholders' Written Consent has been obtained, the information statement relating thereto, as the case may be (the "Proxy Materials") and (ii) have the Proxy Materials cleared by the SEC. Subject to Section 4.2, the Proxy Materials (if prepared for the Stockholders Meeting) shall contain the recommendation of Parent's Board of Directors that stockholders of Parent vote in favor of the approval of the transactions contemplated by this Agreement. Parent shall notify Purchaser promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Materials by the SEC, and Parent shall supply Purchaser with copies of all written correspondence between Parent and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Proxy Materials. Parent shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Materials. Parent and Purchaser shall cooperate with each other in preparing the Proxy Materials, and Parent and Purchaser shall each use its reasonable best efforts to obtain any consents required to be included in the Proxy Materials. Purchaser shall provide any information Parent reasonably requests for inclusion in the Proxy Materials. Parent and Purchaser each agrees promptly to correct any information provided by it for use in the Proxy Materials if and to the extent that such information shall have become false or misleading in any material respect, and Parent further agrees to take all steps necessary to cause the Proxy Materials, as so corrected, to be filed with the SEC and to be disseminated promptly to holders of shares of Parent Common Stock, in each case as and to the extent required by applicable law.

           (c) Parent agrees that the information contained in the Proxy Materials (other than information with respect to Purchaser or any of its Affiliates, which shall have been supplied in writing by them or any of their authorized representatives expressly for use in or in preparing the Proxy Materials) will not, at the date the Proxy Materials are filed with the SEC or at the date of mailing to Parent's stockholders or at the date of the Stockholders Meeting, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, and will not omit to state any material fact required to be stated therein or necessary to make any statement therein of a material fact, in the light of the circumstances under which it is made, not misleading or to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting. The Proxy Materials will comply as to form in all material respects with the Exchange Act and the rules and regulations of the SEC thereunder.

           (d) Purchaser agrees that the information provided by it for inclusion in the Proxy Materials will not, at the date of mailing to Parent's stockholders or at the date of the Stockholders Meeting, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, and will not omit to state any material fact required to be stated therein or necessary to make any statement therein of a material fact, in the light of the circumstances under which it is made, not misleading or to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting.

           5.2 Support of Transaction. Purchaser and each of the Sellers shall
(i) use its reasonable best efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the transactions contemplated hereby, (ii) use its reasonable best efforts to obtain all material consents and approvals of third parties that any of Purchaser, the Sellers, or their respective Affiliates are required to obtain in order to consummate the transactions contemplated hereby, and (iii) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article 6 or otherwise to comply with this Agreement, provided, however, that the Sellers' obligations with respect to Purchaser's financing of the transactions contemplated by this Agreement shall be limited to those described in Section 5.9.

           5.3 Inspection. Subject to that certain letter agreement, dated as of May 18, 2002, between Purchaser and Parent (as amended, the "Confidentiality Agreement"), each of the Sellers and Purchaser shall, and shall cause their respective subsidiaries, to afford to the other parties and their respective accountants, counsel and other representatives reasonable access, during normal business hours, to the respective properties, books, contracts, commitments, tax returns, records and appropriate officers and employees of Purchaser and its subsidiaries or the Transferred Business, as the case may be, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of Purchaser and it subsidiaries or the Transferred Business, as the case may be, that they may reasonably request.

           5.4 HSR Act.

           (a) In connection with the transactions contemplated by this Agreement, each of Purchaser and Parent (and, to the extent required, its respective Affiliates) shall comply promptly, but in any event within ten (10) Business Days of the date of this Agreement, with the notification and reporting requirements of the HSR Act and use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act. Each of Purchaser and Parent shall substantially comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any Antitrust Authorities.

           (b) Purchaser shall use its reasonable best efforts, and the Sellers shall cooperate fully with Purchaser, to prevent the entry in any Action brought by an Antitrust Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

           5.5 Update Information. Not earlier than ten (10) and not less than three (3) days before the date scheduled for Closing, the Sellers shall correct and supplement in writing any information furnished on the Schedules that, to the knowledge of the Sellers, is incorrect or incomplete, and shall promptly furnish such corrected and supplemented information to the other, so that such information shall be correct and complete to the knowledge of such party at the time such updated information is so provided. Thereafter, prior to the Closing, the Sellers shall notify Purchaser in writing of any changes or supplements to the updated information needed, to the knowledge of Sellers, to make such information correct and complete to the knowledge of such party as of the Closing. It is agreed that the furnishing of such corrected and supplemental information, in and of itself, shall not create any presumption that such information constitutes or evidences the existence of a material change or any breach or violation by Seller of any provision of this Agreement. For purposes of determining the fulfillment of the conditions precedent set forth in Article 6, no such amendment or supplement shall be given effect; for all other purposes, including, without limitation, Article 8, each such amendment or supplement shall be given full effect.

           5.6 Certain Employee Benefits Matters.

           (a) All of the Business Employees who are actively employed (including those on vacation) on the Closing Date shall be offered employment on an "at will" basis with the Purchaser on such date, and such individuals who accept such offer on such date shall be referred to as "Transferred Employees." Each such offer of employment shall be (i) at the same salary or hourly wage rate and position in effect immediately prior to the Closing Date and (ii) at the same location or within 20 miles from the location of such employment immediately prior to the Closing Date. Purchaser shall also offer employment on an "at will" basis to each Business Employee who is temporarily absent from active employment on the Closing Date upon termination of such temporary absence within six months following the Closing Date, provided that such individual is able to perform the essential functions of the position he or she previously held with the Sellers prior to such absence, and any such individual shall be treated as a "Transferred Employee" from and after his or her date of employment with Purchaser. For a period of 12 months following the Closing Date, Purchaser shall provide benefits to the Business Employees that, in the aggregate, (i) are substantially equivalent to those provided by Purchaser to its other similarly situated employees as of the Closing Date and (ii) are no less favorable than those provided by the Sellers and their Subsidiaries under the Benefit Plans (other than benefits relating to stock options or other equity-based compensation) to such Business Employees immediately prior to the Closing Date. Purchaser shall cause Purchaser's employee benefit plans and arrangements (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA and all plans, programs, policies and employee fringe benefit programs, including vacation policies), to the extent Purchaser makes them available to Business Employees, to recognize, solely for the purposes of determining the vesting of benefits and participation eligibility (but not for benefit accrual), all service by Transferred Employees with the Sellers, including service with predecessor employers, to the extent that such service was recognized by the analogous benefit plans of Purchaser, provided that such recognition does not result in any duplication of benefits. Individuals who have terminated employment with Sellers prior to the Closing Date and are subsequently hired by Purchaser and its Affiliates will not be entitled to any service recognition under this paragraph. Transferred Employees shall also be given credit for any deductible, co-payment amounts or out-of-pocket expenses paid in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any corresponding plan maintained or sponsored by Purchaser for which deductibles or co-payments are required.

           (b) Purchaser agrees that any pre-existing condition exclusions or waiting periods or evidence of insurability requirements imposed under Purchaser's welfare benefit plans will be waived with respect to any Transferred Employee and his or her covered dependents to the same extent that such exclusions, waiting periods or evidence of insurability did not preclude his or her participation in the equivalent plan of the Sellers.

           (c) Sellers and their ERISA Affiliates shall be exclusively responsible for complying with COBRA with respect to their employees with respect to any "qualifying event" as such term is defined in COBRA, occurring on or prior to the Closing Date.

           (d) Seller agrees to cause the accrued benefits and account balances of Transferred Employees under the Star Tobacco 401(k) Plan ("Sellers' 401(k) Plan") to be 100% vested effective as of the Closing Date.

           (e) Effective as of the Closing Date, Purchaser shall establish for the benefit of the Transferred Employees who, immediately prior to the Closing Date were participants in the Sellers' 401(k) Plan, a tax-qualified defined contribution plan or shall designate a pre-existing tax-qualified defined contribution plan, (in either case, "Purchaser's Plan"), which shall qualify as a cash or deferred plan under Section 401(k) of the Code and shall provide benefits only with respect to service after the Closing Date. Service with Seller or any prior employer recognized under the Sellers' 401(k) Plan shall be recognized for eligibility, vesting and all other purposes under Purchaser's Plan. As soon as practicable after Purchaser's Plan is determined to be a tax qualified plan, Transferred Employees shall be permitted to make a rollover contribution from the Sellers' 401(k) Plan to Purchaser's Plan.

           (f) Purchaser shall be liable for all obligations with respect to claims of Transferred Employees for (i) workers compensation for incidents occurring on or after the Closing Date and (ii) for claims of such Transferred Employees that arise from or relate to facts, circumstances or conduct that occurred or are deemed to occur on or after the Closing Date. With respect to Transferred Employees, (i) a claim for health benefits (including, without limitation, claims for medical, prescription drug and dental expenses) will be deemed to have been incurred on the date on which the related medical service or material was rendered to or received by the Transferred Employee claiming such benefit, (ii) a claim for sickness or disability benefits based on an injury or illness occurring prior to the Closing Date will be deemed to have been incurred prior to the Closing Date, and (iii) in the case of any claim for benefits other than health benefits and sickness and disability benefits (e.g., life insurance benefits), a claim will be deemed to have been incurred upon the occurrence of the event giving rise to such claims.

           (g) Prior to Closing, and in any event within 90 days of the date of this Agreement, Purchaser shall, after consultation with the Sellers, establish a Retention Plan (the "Retention Plan") in an amount equal to $2,000,000 in the aggregate for payment to the Transferred Employees (i) who are employed by Purchaser or its Affiliates on the first anniversary of the Closing Date or (ii) whose employment with Purchaser or its Affiliates has been terminated by Purchaser or its Affiliates other than for Cause prior to the first anniversary of the Closing Date. The aggregate of $2,000,000 of payments shall be allocated among the Transferred Employees in the manner set forth in the Retention Plan, except that in the event one or more Transferred Employees terminates their employment prior to the first anniversary of the Closing Date or the employment of one or more Transferred Employees is terminated by Purchaser or its Affiliates for Cause prior to such first anniversary, the $2,000,000 initially allocated under the Retention Plan shall be reduced by the amounts allocated to such Transferred Employees. As promptly as practicable after establishing the Retention Plan, and in any event within 90 days of the date of this Agreement, Purchaser shall deliver to Parent a copy of the Retention Plan and the Sellers shall be entitled to disclose to the Transferred Employees the terms of the Retention Plan. For purposes of the Retention Plan, "Cause" shall mean the termination of the employee's employment by reason of any one or more of the following: (i) failure, in the reasonable judgment of Purchaser, of the employee to satisfactorily perform the employee's duties; (ii) fraud or dishonesty in the performance of the employee's duties; or (iii) a breach of any of the policies of "General Conduct" contained in the Employee Handbook of Star Tobacco & Pharmaceuticals, Inc. to the extent such breach would be grounds for a termination for cause under such Employee Handbook. A failure of an employee to relocate the place of his employment beyond 20 miles from the current location of such employment at the request of Purchaser will not constitute "Cause" for termination of employment.

           (h) Nothing contained in this Agreement shall confer upon any Transferred Employee any rights with respect to continuance of employment by Purchaser, nor shall any provision of this Agreement create any third party beneficiary rights (other than with respect to the Retention Plan) in any Transferred Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof. Subject to applicable laws, Purchaser shall have the right to dismiss any or all Transferred Employees at any time, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefits provided to them).

           (i) Pursuant to the "Alternative Procedure" provided in section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Purchaser and Sellers shall report on a predecessor/successor basis as set forth therein, (ii) Sellers will be relieved from filing a Form W-2 with respect to the Transferred Employees who accept Buyer's offer of employment and (iii) Purchaser will undertake to file (or cause to be filed) a Form W-2 for each such employee for the year that includes the Closing Date (including the portion of such year that such employee was employed by Seller). Sellers will provide Purchaser on a timely basis with all payroll and employment-related information with respect to each such employee.

           5.7 Escrow Obligations.

           (a) On or prior to the Termination Date, the Sellers shall use reasonable best efforts to satisfy the condition set forth in Section 6.2(h). For the purposes of this Section 5.7(a), "reasonable best efforts" shall include payment of any and all amounts into the Sellers' escrow accounts maintained in accordance with the Qualifying Statutes, and any other payments required under the Qualifying Statutes, as shall be necessary, as determined by the applicable states or other applicable Governmental Authority, to cause the Sellers to be in compliance with the Qualifying Statutes, including, without limitation, using or directing the use of proceeds from the transactions contemplated hereby for such purpose. Notwithstanding anything to the contrary in this Agreement, the Sellers shall not have any obligation under this Agreement to agree with any MSA States to take any action, or make any commitment, other than with respect to the payment of cash into the Sellers' escrow accounts maintained in accordance with the Qualifying Statutes.

           (b) The Sellers shall provide to Purchaser, at least two Business Days prior to the Closing Date: (i) their good faith estimate, which shall be based on the Sellers' shipping records of direct sales into the MSA States and shall be in form and substance reasonably satisfactory to Purchaser, of their Escrow Obligations with respect to the number of units of Brand cigarettes tax stamped in each MSA State during the Closing Year prior to and including the Closing Date and (ii) written instructions to Purchaser to direct a portion of the Purchase Price equal to the aggregate amount of such Escrow Obligations into an escrow account established pursuant to an escrow agreement, in the form of Annex P, among the Escrow Agent, the Sellers and Purchaser (the "Post-Closing Escrow Agreement"), which the Sellers and Purchaser each agree to execute and deliver to the other parties hereto on or prior to the Closing Date. The Sellers and Purchaser shall, upon determination of the Sellers' Closing Year Escrow Obligation for each MSA State in accordance with this Section 5.7, cooperate to cause the Escrow Agent to promptly deliver to each MSA State, to the extent of the funds remaining in the escrow account maintained in accordance with the Post-Closing Escrow Agreement, the funds necessary to satisfy the Sellers' Closing Year Escrow Obligation for such MSA State. Purchaser shall cooperate with the Sellers to cause the Escrow Agent promptly to release to the Sellers any amounts remaining in such escrow account after the Sellers have satisfied (including by payments from such escrow account) the Sellers' Closing Year Escrow Obligation for each MSA State.

           (c) At least ten days prior to the anticipated Closing Date, the Sellers shall send to each distributor to whom the Sellers have sold cigarette products since January 1, 2003 a written notice in such form approved by Purchaser, such approval not unreasonably to be withheld or delayed. Such written notice shall (i) inform such distributor of the sale of the Assets contemplated by this Agreement and the anticipated Closing Date and (ii) request that, after the Closing Date, each such distributor identify Purchaser, rather than the Sellers, as the manufacturer of cigarettes sold under the Brands after the Closing Date. Promptly following the Closing Date (but not later than five Business Days thereafter), the Sellers shall send to each such distributor a further written notice, which shall (i) inform such distributor of the Closing Date and (ii) reiterate the request referred to in clause (ii) of the immediately preceding sentence.

           (d) Promptly following the Closing Date, the Sellers shall notify the tobacco enforcement section (or comparable department) of the office of the Attorney General (or other applicable regulatory office) for each State and the District of Columbia party to the Master Settlement Agreement (each such State and the District of Columbia, an "MSA State") of the Closing and the transfer of the Transferred Business to Purchaser effective the Closing Date. Such notice shall state that the Sellers ceased manufacturing cigarettes as of the Closing Date and shall request that the MSA State confirm to the Sellers the number of units of Brand cigarettes that were tax stamped in such MSA State from the period beginning on January 1 of the year in which the Closing occurs (the "Closing Year") and ending on the last calendar day of the month in which the Closing occurs (such period the "MSA Cut-off Period" and such number of units tax stamped by such MSA State during the MSA Cut-off Period, the "Cut-off Period Data").

           (e) The Sellers and Purchaser each covenant and agree to satisfy all Escrow Obligations for sales of Brand cigarettes during the Closing Year as provided in the Qualifying Statutes. Notwithstanding the foregoing or any assertion by an MSA State to the contrary, subject to Section 5.7(i), the parties agree that, as between the Sellers and Purchaser, the Sellers' Escrow Obligations for the sale of Brand cigarettes in any MSA State during the Closing Year (for each such MSA State, "Sellers' Closing Year Escrow Obligation") shall be:

                (i) with respect to any MSA State providing Cut-off Period Data, the escrow deposits required for the sale of (i) the number of units of Brand cigarettes tax stamped in such MSA State during the Closing Year prior to the month in which the Closing occurs plus (ii) the Sellers' Closing Month Units.

                (ii) with respect to any other MSA State, the escrow deposits required for the sale of (i) the number of units of Brand cigarettes sold by the Sellers directly into such MSA State during the MSA Cut-off Period plus (ii) Sellers' Allocable Portion of such MSA State's Total Asserted Indirect Sales.

           (f) The Sellers' obligation to make the Sellers' Closing Year Escrow Obligations shall be deemed to be an Excluded Liability. The Sellers will use reasonable best efforts to satisfy the Sellers' Closing Year Escrow Obligations on or prior to April 1, 2004 and will reasonably promptly notify Purchaser of the amounts deposited with respect to each MSA State. As between the Sellers and Purchaser, other than the Sellers' Closing Year Escrow Obligations, Purchaser shall be responsible for all Escrow Obligations related to the sale of cigarettes under the Brands during and after the Closing Year, and such Escrow Obligations shall be deemed to be Assumed Liabilities.

           (g) Promptly upon receipt of Cut-off Period Data from any MSA State, the Sellers shall notify the tobacco enforcement section (or comparable department) of the office of Attorney General for such MSA State of Sellers' intention to make escrow deposits for sale of the Brand cigarettes by the Sellers in such MSA State during the Closing Year equal to the Sellers' Closing Year Escrow Obligation for such MSA State and shall request that such MSA State confirm the sufficiency of such escrow deposits. On or prior to April 1, 2004, the Sellers shall notify the office of the Attorney General of each MSA State not providing Cut-off Period Data of the Sellers' calculation of the Sellers' Closing Year Escrow Obligation with respect to such MSA State and of Sellers' intention to make escrow deposits of such amount for sale of the Brand cigarettes by the Sellers in such MSA States during the Closing Year and shall request that such MSA State confirm the sufficiency of such escrow deposit.

           (h) Subject to Section 5.7(i), in the event that any MSA State shall assert that the Sellers' Escrow Obligations for Brand cigarettes sold in such MSA State during the Closing Year (such asserted amount, an "Asserted Escrow Obligation") is different than the Sellers' Closing Year Escrow Obligation, the parties agree to cooperate in good faith to seek to convince such MSA State to accept as sufficient the Sellers' Closing Year Escrow Obligation with respect to such MSA State. If such efforts are unsuccessful and the amount of the escrow deposit that the Sellers are required to make for such MSA State exceeds the Sellers' Closing Year Escrow Obligation for such MSA State, then such excess amount will represent an Assumed Liability and Purchaser shall promptly pay such excess amount into the escrow account maintained by the Sellers with respect to such MSA State. If such efforts are unsuccessful and the amount of the escrow deposit that the Sellers are required to make for such MSA State is less than the Sellers' Closing Year Escrow Obligation for such MSA State, then the amount of such deficit will represent an Excluded Liability and the Sellers shall promptly pay such excess amount into the escrow account maintained by Purchaser with respect to such MSA State.

           (i) Notwithstanding anything to the contrary in this Agreement, if the Sellers enter into a binding agreement with any MSA State pursuant to which the Sellers' Escrow Obligations for the sale of Brand cigarettes in such MSA State during the Closing Year are released or otherwise determined to be an amount less than the amount determined pursuant to Section 5.7(e), and such release or determination is effective and not subject to any pre-Closing or post-Closing conditions, then for all purposes of this Agreement the Sellers' Closing Year Escrow Obligation for each such MSA State shall be deemed to be the amount owed by the Sellers to such MSA State under such agreement between the Sellers and such MSA State.

           (j) Definitions. The following terms, when used in this Section 5.7, shall have the following meanings, and any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference:

                (i) "Sellers' Allocable Portion" means the ratio of the Sellers' Closing Year Production to the Total Closing Year Production.

                (ii) "Sellers' Closing Year Production" means the total number of units of Brand cigarettes removed by the Sellers from bond during the Closing Year, according to applicable BATF records.

                (iii) "Total Closing Year Production" means the sum of (i) the total number of units of Brand cigarettes removed by Purchaser from bond during the Closing Year, according to applicable BATF records, plus (ii) the Sellers' Closing Year Production.

                (iv) "Sellers' Closing Month Units" with respect to any MSA State means the number of units of Brand cigarettes tax stamped in any such MSA State during the calendar month in which the Closing occurs multiplied by a fraction the numerator of which is the number of days from the beginning of the Closing Month through and including the Closing Date and the denominator of which is the number of days in the Closing Month.

                (v) "Total Asserted Indirect Sales" means, with respect to any MSA State, the total number of aggregate units of Brand cigarettes asserted by such MSA State to have been sold in such MSA State during the Closing Year minus the aggregate number of units of Brand cigarettes sold by the Sellers and Purchaser directly into such MSA State during the Closing Year.

           5.8 Cooperation Regarding Packaging. Purchaser and the Sellers shall use reasonable best efforts to ensure that, as promptly as practicable after the Closing Date, but in any event within three months after the Closing Date, all packaging of product sold in the Transferred Business refers only to Purchaser and its BATF permit numbers, and not to either of the Sellers or any BATF permit that they hold or any Excluded Intellectual Property. Without limiting the foregoing, Purchaser and the Sellers shall cooperate in good faith in their communications with BATF with respect to the transition of packaging materials used in the Transferred Business. So long as Purchaser is complying with its obligations under this Section 5.8, Purchaser shall be permitted to sell existing inventory included in the Assets bearing marks constituting Excluded Intellectual Property until the earlier of (i) three months after the Closing Date and (ii) the date on which existing inventories are exhausted, provided that Purchaser complies in all material respects with all applicable laws, rules and regulations in any use of packaging, labeling or advertising containing such marks and obtains all BATF authorizations required therefor.

           5.9 Financing.

           (a) In furtherance of and without limiting the generality of Section 5.2, Purchaser shall use its reasonable best efforts to arrange and consummate the financing necessary for it to consummate the transactions contemplated by this Agreement, including using its reasonable best efforts (A) to negotiate in good faith definitive agreements respecting such financing on reasonable terms with respect thereto, (B) to satisfy all conditions provided in such definitive agreements, (C) to negotiate in good faith such modifications to such financing as may be necessary or advisable to reflect any change in market conditions which occurs after the date of this Agreement, (D) if any portion of such financing has become unavailable, regardless of the reason therefor, to obtain alternative financing from the same or other sources on and subject to substantially the same terms and conditions as that portion which has become unavailable and (E) to satisfy at or prior to the Closing all requirements of any agreements under which such financing is to be provided and conditions to the drawdown of proceeds thereunder. Purchaser agrees that it will use its reasonable best efforts to exercise all of its rights to enforce performance of any agreements under which Purchaser is entitled to receive financing with respect to the transactions contemplated by this Agreement and will not waive, modify or amend any of its rights under such agreements in any material respect.

           (b) Purchaser shall keep Parent informed as to the material terms and status of its arrangements with respect to its financing of the transactions contemplated by this Agreement, as reasonably requested by Parent. When preparing any prospectus, registration statement or other marketing or solicitation documents and all other documents to be used by Purchaser in connection with Purchaser's financing of the transactions contemplated by this Agreement (the "Financing Documents"), Purchaser shall consult with the Sellers with respect to any description in the Financing Documents of the Sellers, the Business or the transactions contemplated by this Agreement, and will make reasonable changes to such descriptions as requested by the Sellers. Purchaser will provide drafts of all such Financing Documents to the Sellers and allow the Sellers a reasonable amount of time to review and comment on such documents prior to their circulation to third parties or filing with any Governmental Authority.

           (c) For purposes of assisting Parent with the financing contemplated in this Section 5.9, Parent shall provide to Purchaser (i) the financial statements of the Business prepared and audited in accordance with Regulation S-X of the Securities and Exchange Commission for the periods that would be required under Rule 3-05(b) of Regulation S-X, (ii) any other historical information and data with respect to the Transferred Business that would be required to be included in a registration statement on Form S-1 filed by Purchaser under the Securities Act (a "Form S-1"), (iii) in the event the Sellers have entered into an agreement with respect to the matters covered by the Draft Settlement Agreement, a correct and complete copy of the executed agreement, and (iv) any Transferred Contract that Purchaser would be required to file as an exhibit to a Form S-1. The Sellers shall provide such additional cooperation to Purchaser in connection with the preparation of the Financing Documents as is reasonably requested by Purchaser.

           5.10 Post-Closing Notification of Product Returns. In order to facilitate the Sellers' obtaining of refunds of federal excise taxes with respect to returned products sold by the Business on or prior to the Closing Date, Purchaser shall promptly notify the Sellers in writing at any time, and from time to time, in any event that Purchaser receives any return of products sold by the Business on or prior to the Closing Date. Purchaser shall cooperate in good faith with the Sellers to return such products to the Sellers, as reasonably requested by the Sellers.

           5.11 Master Settlement Agreement. Without the prior written consent of Purchaser, prior to the Closing neither of the Sellers shall enter into an agreement to become a participating manufacturer under the Master Settlement Agreement with respect to the Transferred Business.

           5.12 [Intentionally Omitted.]

           5.13 Moist Snuff Equipment. Parent shall use commercially reasonable efforts to purchase the Moist Snuff Equipment from the Moist Snuff Lessor, effective on or prior to the Closing Date, at a price no greater than that set forth on Schedule 5.13 with respect to the applicable date of the Closing. Reasonably promptly after Parent and the Moist Snuff Lessor agree in writing to the terms of Parent's purchase of the Moist Snuff Equipment, Parent shall deliver to Purchaser a copy of such agreement. The purchase price under such agreement, as amended, shall be referred to herein as the "Moist Snuff Equipment Price". Subject to the completion of Parent's purchase of the Moist Snuff Equipment under such agreement, as amended, on or prior to the Closing Date, the Moist Snuff Equipment will be deemed to be an "Asset" under Section 1.1 and the Purchase Price will be increased by the Moist Snuff Equipment Price.

           5.14 Transition Services. For 90 days after the Closing Date (or, with respect to any particular service, if applicable, the shorter or longer duration described in Schedule 5.14), the Sellers shall provide to Purchaser with respect to the Transferred Business the services listed in Schedule 5.14, and any other services reasonably requested by Purchaser to facilitate transition of the Transferred Business to Purchaser (to the extent the Sellers are able to render such services after the Closing Date), on the terms and conditions set forth herein, except as set forth in Schedule 5.14. Purchaser shall reimburse the Sellers for their out-of-pocket costs and expenses incurred in connection with rendering these services, including all employment costs (including, without limitation, salary and benefits) reasonably allocated by the Sellers to such services, but not for the Sellers' general overhead costs. The Sellers shall be obligated to render services pursuant to this Section 5.14 only to the extent reasonably necessary to assist Purchaser in achieving an orderly transfer of the Transferred Business from the Sellers to Purchaser, and shall be permitted to render such services in a manner reasonably determined to minimize any disruption to the Retained Businesses caused by the rendering of such services.

                                   ARTICLE 6.
                            CONDITIONS TO OBLIGATIONS

           6.1 Conditions to Obligations of Purchaser and the Sellers. The obligations of Purchaser and the Sellers to consummate, or cause to be consummated, the transactions contemplated hereby are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by such parties:

           (a) All waiting periods under the HSR Act applicable to transactions contemplated hereby shall have expired or been terminated.

           (b) All necessary permits, approvals, clearances, and consents of, and all filings with, Governmental Authorities required to be procured by Purchaser or the Sellers in order to complete the transactions contemplated by this Agreement shall have been procured, it being understood, however, that any consents, authorizations or approvals (other than those, if any, required to be obtained from the BATF), the absence of which would not have a material adverse effect on the business, operations or financial condition of Purchaser or the Sellers, as applicable, in each case taken as a whole, need not be obtained.

           (c) There shall not be in force any order, decree, injunction, statute, rule or regulation of any Governmental Authority prohibiting the consummation of the transactions contemplated hereby.

           (d) Parent shall have obtained from its stockholders any necessary approval of the transactions contemplated by this Agreement and, in the case of any such approval other than at the Stockholders Meeting, the requirements of Regulation 14C, promulgated under the Securities Exchange Act of 1934, as amended, shall have been satisfied.

           6.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate, or cause to be consummated, the transactions contemplated by this Agreement are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by
Purchaser:

           (a) The representations and warranties of the Sellers contained in this Agreement that are qualified by Business Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specific date, which shall be true and correct as of that date).

The representations and warranties of each of the Sellers contained in this Agreement that are not qualified by Business Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specified date, which shall be true and correct as of that date), except where all such failures to be true and correct, individually or in the aggregate, do not constitute a Business Material Adverse Effect.

           (b) Each of the covenants and agreements of each of the Sellers to be performed as of or prior to the Closing shall have been duly performed in all material respects.

           (c) Each of the Sellers shall have delivered to Purchaser a certificate signed by an officer of such Seller, dated as of the Closing Date, certifying that the conditions specified in Sections 6.2(a) and 6.2(b) have been fulfilled.

           (d) From the date of this Agreement to the Closing Date, there shall not have occurred a Business Material Adverse Effect.

           (e) Each of the Sellers shall have delivered to Purchaser the documents required by Section 1.5(b).

           (f) The Sellers shall have executed and delivered to Purchaser the License Agreement.

           (g) Purchaser shall have obtained all financing necessary for it to consummate the transactions contemplated hereby.

           (h) Each of the Sellers shall be in compliance with the Qualifying Statutes. Without limiting the generality of the immediately preceding sentence, for purposes of this Section 6.2(h), the Sellers shall be deemed to be in compliance with the Qualifying Statutes with respect to any MSA State if (i) the Sellers shall have received a written release with respect to any and all liability under the Qualifying Statutes of such MSA State for the years 1999-2002, which release is effective on the Closing Date, and is not subject to any pre-Closing or post-Closing condition (other than, if applicable, the making of any payment contemplated by the immediately following sentence), (ii) the Sellers shall have entered into an agreement with such MSA State which provides for a release with respect to any and all liabilities under the Qualifying Statutes of such MSA State for the years 1999-2002 subject to the satisfaction of certain conditions, performance obligations or reaching agreements in the future (collectively, "Release Conditions"), and (A) such Agreement is in full force and effect on the Closing Date, (B) all Release Conditions have been satisfied (other than, if applicable, the making of any payment contemplated by the immediately following sentence) and (C) the Sellers have provided Purchaser with reasonable evidence of the matters referred to in clauses (A) and (B) above (which may include the written acknowledgement of such MSA State or the National Association of Attorneys General to the effect that such agreement is in full force and effect and that all Release Conditions have been satisfied), or (iii) the Sellers have paid all amounts (other than, if applicable, the making of any payment contemplated by the immediately following sentence) asserted by such MSA State in writing to be required for the Sellers to be in compliance and either
(A) the Sellers have provided Purchaser with reasonable evidence that they have paid such amounts or (B) such MSA State has acknowledged in writing that the payment of such amounts on the Closing Date is sufficient to satisfy the

Sellers' obligations under the applicable Qualifying Statutes. In any case where the making of a payment by the Sellers on the Closing Date is required to satisfy the condition set forth in this Section 6.2(h), such payment shall be deemed to have occurred upon the Sellers' direction to Purchaser to pay, at the Closing, all or a portion of the Purchase Price to satisfy such obligation of the Sellers. For purposes of clauses (i) and (ii) of this Section 6.2(h), a release from all claims of non-compliance substantially in the form set forth in Paragraph 3 of the Draft Settlement Agreement shall be deemed to be a sufficient form of release to satisfy the condition set forth in this Section 6.2(h), provided that (x) (1) in the case of clause (i) above, such release is effective on the Closing Date, and is not subject to any pre-Closing or post-Closing condition (other than, if applicable, the making of any payment contemplated by the penultimate sentence of this Section 6.2(h)) or (2) in the case of clause
(ii) above, the conditions set forth in clause (A), (B) and (C) have been satisfied and (y) the Sellers have no reason to believe that either of the Sellers is in material noncompliance with the Qualifying Statutes that are not the subject of the release described in this sentence such that Purchaser's ability post-Closing to sell cigarettes in the MSA States under the Transferred Brands would be reasonably likely to be adversely affected in any material respect.

           (i) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to Purchaser and its counsel.

           6.3 Conditions to the Obligations of the Sellers. The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Sellers:

           (a) The representations and warranties of Purchaser contained in this Agreement that are qualified by Purchaser Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specific date, which shall be true and correct as of that date). The representations and warranties of each of the Sellers contained in this Agreement that are not qualified by Purchaser Material Adverse Effect shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specified date, which shall be true and correct as of that date), except where all such failures to be true and correct, individually or in the aggregate, do not constitute a Purchaser Material Adverse Effect.

           (b) Each of the covenants and agreements of Purchaser to be performed as of or prior to the Closing shall have been duly performed in all material respects.

           (c) Purchaser shall have delivered to each of the Sellers a certificate signed by an officer of Purchaser, dated as of the Closing Date, certifying that the conditions specified in Sections 6.3(a) and 6.3(b) have been fulfilled.

           (d) From the date of this Agreement to the Closing Date, there shall not have occurred a Purchaser Material Adverse Effect.

           (e) Purchaser shall have executed and delivered to the Sellers the License Agreement.

           (f) Purchaser shall have delivered to Sellers the documents required by Section 1.5(c).

           (g) Purchaser shall have obtained from BATF any bond, license or other approval from BATF necessary to allow transfer by the Sellers to Purchaser of the Assets held in bond without incurring any obligation on the part of the Sellers to pay federal excise Taxes with respect to such transfer.

           (h) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to each of the Sellers and its counsel.

                                   ARTICLE 7.
                                   TERMINATION

           7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Closing as follows:

           (a) by mutual written consent of the parties at any time;

           (b) by written notice to the Sellers from Purchaser, if (i) there is any material breach of any representation, warranty, covenant or agreement on the part of either Seller set forth in this Agreement, or if a representation or warranty of either Seller shall be untrue in any material respect, in either case, such that the condition specified in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied at the Closing (a "Terminating Seller Breach"), except that, if such Terminating Seller Breach is curable by such Seller through the exercise of its reasonable best efforts, then for so long as such Terminating Seller Breach is curable and Seller continues to use its reasonable best efforts to cure such Terminating Seller Breach (the "Seller Cure Period"), such termination shall not be effective, and such termination shall become effective only if the Terminating Seller Breach is not cured within the Seller Cure Period, provided, however, that Purchaser may not terminate this Agreement pursuant to this clause (i) at any time during which Purchaser is in material breach of this Agreement, (ii) the Closing has not occurred on or before July 15, 2003 (the "Termination Date"), other than as a result of a breach of a representation, warranty or covenant of Purchaser or (iii) if consummation of any of the transactions contemplated hereby is enjoined or prohibited by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction;

           (c) by written notice to Purchaser from either of the Sellers, if (i) there is any material breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if a representation or warranty of Purchaser shall be untrue in any material respect, in either case, such that the condition specified in Section 6.3(a) or Section 6.3(b) hereof would not be satisfied at the Closing (a "Terminating Purchaser Breach"), except that, if such Terminating Purchaser Breach is curable by Purchaser through the exercise of its reasonable best efforts, then, for so long as such Terminating Parent Breach is curable and Purchaser continues to exercise such reasonable best efforts to cure such Terminating Purchaser Breach (the "Purchaser Cure Period"), such termination shall not be effective, and such termination shall become effective only if the Terminating Purchaser Breach is not cured within the Purchaser Cure Period, provided, however, that the Sellers may not terminate this Agreement pursuant to this clause (i) at any time during which the Sellers are in material breach of this Agreement, (ii) the Closing has not occurred on or before the Termination Date, other than as a result of a breach of a representation, warranty or covenant of the Sellers or (iii) if consummation of any of the transactions contemplated hereby is enjoined or prohibited by the terms of a final, non-appealable order or judgment of a court of competent jurisdiction;

           (d) by either Purchaser or Parent, by written notice to the other party, if (i) the Stockholders' Written Consent shall not have been obtained,
(ii) the Stockholders Meeting (including any adjournments and postponement thereof) shall have been held and completed, (iii) Parent's stockholders shall have voted at the Stockholders Meeting on a proposal to adopt this Agreement and the transactions contemplated by this Agreement, and (iv) this Agreement and the transactions contemplated by this Agreement shall not have been adopted at the Stockholders Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the requisite vote;

           (e) by Purchaser (before or after the Stockholders Meeting) by written notice to the Sellers, if Parent's Board of Directors (i) fails to include in the Proxy Materials (if prepared for the Stockholders Meeting) its recommendation without adverse modification or qualification that stockholders approve this Agreement and the transactions contemplated by this Agreement, (ii) withdraws or modifies in an adverse manner its approval or recommendation of this Agreement and the transactions contemplated by this Agreement, or (iii) approves or publicly recommends any Acquisition Proposal (other than the transaction contemplated by this Agreement); or

           (f) by Parent, by written notice to Purchaser, at any time prior to the Stockholders Meeting or Stockholders' Written Consent, if the Board of Directors of Parent (i) receives a Superior Proposal and (ii) determines in good faith that the transactions contemplated by this Agreement are no longer in the best interests of Parent's stockholders.

           7.2 Effect of Termination.

           (a) In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or their respective Affiliates, officers, directors or stockholders in either case, other than (i) any liability of the Sellers or Purchaser as the case may be, for breaches of this Agreement occurring prior to such termination; provided, however, that in the event that this Agreement is so terminated, neither party shall have any liability for any breach or violation of this Agreement unless such breach or violation (other than any breach or violation (x) by the Sellers of Section 4.2, which is subject exclusively to Section 7.2(b), (y) by the Sellers of Section 5.7(a), which is subject exclusively to Section 7.2(c), or (z) by Purchaser of Section 5.9(a), which is the subject exclusively to Section 7.2(d)) is (A) the result of gross negligence on the part of such party, in which case such party shall be liable for the lesser of (1) $750,000 and (2) the amount of all documented, reasonable, out-of-pocket expenses reasonably incurred by the other party in connection with this Agreement or (B) intentional on the part of such party and (ii) payments as are required under this Section 7.2.

           (b) If this Agreement is terminated by (i) Purchaser or Parent pursuant to Section 7.1(d), if at the time of the Stockholders Meeting a third party Acquisition Proposal shall have been publicly disclosed, submitted or commenced and, within six months after such termination, Parent or any of its Subsidiaries consummates or enters into a definitive agreement to consummate such Acquisition Proposal (or a substantially identical Acquisition Proposal with the same third party or an Affiliate thereof), (ii) Purchaser pursuant to
Section 7.1(e) and this Agreement and the transactions contemplated hereby shall not have been adopted at the Stockholders Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the requisite vote or by Stockholders' Written Consent, or (iii) Parent pursuant to Section 7.1(f), then the Sellers shall pay to Purchaser a nonrefundable fee in an amount in cash equal to (x) $2,800,000, plus (y) the amount of all documented, reasonable, out-of-pocket expenses reasonably incurred by Purchaser in connection with the transactions contemplated by this Agreement, including, without limitation, the financing thereof.

           (c) If (i) this Agreement is terminated pursuant to clause (ii) of
Section 7.1(b) or clause (ii) of Section 7.1(c), (ii) the condition set forth in
Section 6.2(h) shall not have been satisfied (or deemed satisfied by operation of clauses (i) and (ii) of Section 6.2(h), as applicable) and (iii) prior to such termination, the conditions set forth in Sections 6.1, 6.2(g) and 6.3 (other than those conditions that by their nature are to be satisfied at the Closing and are capable of being satisfied) shall have been satisfied, then the Sellers shall pay to Purchaser the amount of all documented, reasonable, out-of-pocket expenses reasonably incurred by Purchaser in connection with the transactions contemplated by this Agreement, including, without limitation, the financing thereof.

           (d) If (i) this Agreement is terminated pursuant to clause (ii) of
Section 7.1(b) or clause (ii) of Section 7.1(c) and (ii) prior to such termination, the conditions set forth in Sections 6.1 and 6.2 (other than (x) those conditions that by their nature are to be satisfied at the Closing and are capable of being satisfied and (y) the condition set forth in Section 6.2(g)) shall have been satisfied, then Purchaser shall take all actions necessary to cause the Earnest Money Deposit to be released to Parent.

           (e) The provisions of this Section 7.2 and Articles 9 and 10 hereof shall survive any termination of this Agreement.

                                   ARTICLE 8.
                                 INDEMNIFICATION

           8.1 Survival of Representations, Etc. The representations and warranties of each party contained herein shall survive the Closing until the second anniversary of the Closing Date provided, however, that (i) the representations and warranties contained in Sections 2.1 and 2.3(b), the second sentence of Section 2.6(a) and Section 3.1 shall survive indefinitely, (ii) the representations and warranties in Section 2.17 shall survive until 30 days after the expiration of the applicable statute of limitations, and (iii) the representations and warranties contained in Section 2.11(c) shall survive until the third anniversary of the Closing Date.

           8.2 Indemnification.

           (a) The Sellers shall, jointly and severally, indemnify and hold Purchaser and its officers, directors, employees and Affiliates and their respective successors and assigns (the "Purchaser Indemnified Parties") harmless from any damage, claim, liability or expense, including, without limitation, reasonable attorneys' fees (collectively "Damages"), arising out of or relating to (i) the breach of any warranty, representation, covenant or agreement of the Sellers contained in this Agreement or (ii) any Excluded Liability.

           (b) Purchaser shall indemnify and hold Parent, Opco and their respective officers, directors, employees and Affiliates and their respective successors and assigns (the "Seller Indemnified Parties") harmless from any Damages, arising out of or relating to (i) the breach of any warranty, representation, covenant or agreement of Purchaser contained in this Agreement or (ii) except as set forth in Section 8.4, any Assumed Liability.

           (c) Notwithstanding the foregoing, (i) no Person shall be entitled to indemnification for any Damages pursuant to clause (i) of either Section 8.2(a) or Section 8.2(b) (collectively, the "Specified Damages") unless and until the amount of all Specified Damages for which such Person is entitled to indemnification exceeds $500,000 (the "Threshold Amount"), at which time such Person shall be entitled to indemnification only for all such Specified Damages sustained by such Person to the extent that the amount of such Specified Damages (excluding attorneys' fees other than for third party claims) exceeds $250,000,
(ii) in no event shall the aggregate amount of Specified Damages for which Purchaser Indemnified Parties or Seller Indemnified Parties shall be entitled to indemnification exceed $12,500,000, (iii) the amount of Damages for which any Person is entitled to indemnification shall be reduced by any insurance recoveries or other indemnities, contributions or similar payments actually recovered from any third party as a result of the incurrence of such Damages or the facts or circumstances giving rise thereto, (iv) an Indemnitor may require any Indemnified Party to assign to Indemnitor such Indemnified Party's rights to seek recovery from any insurer or other indemnitor for Damages paid to Indemnified Party by or on behalf of Indemnitor, (v) for purposes of determining the amount of any Specified Damages relating to all representations or warranties (but not for determining the inaccuracy thereof), all qualifications or expectations contained therein relating to Business Material Adverse Effect or Purchaser Material Adverse Effect (as applicable) shall be disregarded.

           (d) [Intentionally Omitted.]

           (e) Each party hereto agrees to take, and to cause its Affiliates to take, all reasonable steps to mitigate any Damages incurred or to be incurred by such party or its Affiliates upon and after becoming aware of any event which could reasonably be expected to give rise to any Damages.

           8.3 Conduct of Proceedings. If any third party claim, action, suit or proceeding (a "Proceeding") covered by the foregoing agreements to indemnify and hold harmless shall arise, the party seeking indemnification pursuant to this
Article 8 (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly, but in any event within ten days, after the Indemnified Party learns of the existence of such Proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not release the Indemnitor except to the extent such party is prejudiced by such failure. Such notice shall describe the claim in reasonable detail and include copies of all related notices and documents (including court papers) served on or received by the Indemnified Party. The Indemnitor shall have the right to participate in such claim or action, to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that, Indemnitor shall not settle, or consent to entry of any judgment in any Proceeding, without obtaining a release of the Indemnified Party from, or acknowledging its obligation to indemnify the Indemnified Party for, all Damages in respect of the claims underlying such Proceeding. If requested by the

Indemnified Party, the Indemnitor shall assume the defense of such claim, subject to the limitations set forth in this Section 8.3. After notice to the Indemnified Party of the Indemnitor's election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided that, in the event that the Indemnified Party shall reasonably determine, based upon the advice of its outside legal counsel, that (x) it may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnitor in respect of such claim or any litigation relating thereto, or (y) there is a conflict of interest between the Indemnitor and the Indemnified Party, then the Indemnified Party shall have the right at all times to have one counsel participate in the defense of such claim at the expense of the Indemnitor. In such an event, the Indemnitor shall not assume the defense of such Proceeding on behalf of the Indemnified Party and the Indemnified Party shall assume its own defense and the Indemnitor shall pay the reasonable fees and expenses of such counsel to the Indemnified Party. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such Proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle any Proceeding that it is obligated to defend hereunder within thirty (30) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall have the right to undertake the defense and settlement of any such Proceeding, at the Indemnitor's expense; provided that, if the Indemnified Party assumes the defense of any such Proceeding, the Indemnified Party shall not settle such Proceeding prior to final judgment thereon or forego any appeal with respect thereto without the prior written consent of the Indemnitor (which consent may not be unreasonably withheld).

           8.4 Limited Environmental Indemnification. If, prior to the fifth anniversary of the Closing Date, a Proceeding is initiated against Purchaser with respect to the Transferred Real Property pursuant to any Environmental Law in effect at that time that provides a right of contribution against the Sellers as owner or operator of such Transferred Real Property and Purchaser provides notice of such Proceeding to the Sellers within 30 days after such Proceeding is initiated, Purchaser shall be entitled to seek contribution from the Sellers pursuant to the contribution provisions of such Environmental Law in effect at that time. Notwithstanding Purchaser's assumption of the Assumed Liabilities, the Sellers will not be entitled to indemnification from Purchaser with respect to Losses incurred by the Sellers as a result of the application of this Section
8.4. For the avoidance of doubt, subject only to this Section 8.4, all Losses under Environmental Laws related to the Transferred Business or the Assets are Assumed Liabilities, and Purchaser will be obligated to indemnify the Sellers for such Losses under Section 8.2(b)(ii).

           8.5 Sole Remedy; Time Limitation. After the Closing has occurred, the right to indemnification under this Article 8 shall be the exclusive remedy of each party hereto in connection with any breach by the other party of its representations, warranties, covenants or agreements contained herein.

                                   ARTICLE 9.
                               CERTAIN DEFINITIONS

           As used herein, the following terms shall have the following meanings:

           "Accounting Firm" has the meaning specified in Section 1.6.

           "Acquisition Proposal" has the meaning specified in Section 4.2.

           "Action" means any action, suit, arbitration or other proceeding by or before any Governmental Authority.

           "Affiliate" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. For the purposes of this definition, the term "control" means the power to direct or cause the direction of the management or policies of the controlled Person.

           "Agreement" has the meaning specified in the introduction hereto.

           "Allocation Schedule" has the meaning specified in Section 1.8.

           "Antitrust Authorities" means the Antitrust Division of the United Stated Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether United States, foreign or multinational).

           "Assets" has the meaning specified in Section 1.1.

           "Assumed Liabilities" has the meaning specified in Section 1.2.

           "B&W Agreements" means (i) Restated Master Agreement, dated April 25, 2001, between Brown & Williamson Tobacco Corporation and Star Scientific, Inc.;
(ii) Supply Agreement for Star Scientific Blend, dated January 1, 2000, between Brown & Williamson Tobacco Corporation and Star Tobacco and Pharmaceuticals, Inc.; (iii) Cigarette Manufacturing Agreement, dated January 1, 2000, between Brown & Williamson Tobacco Corporation and Star Tobacco and Pharmaceuticals, Inc.; (iv) Restated Loan Agreement, dated August 21, 2000 and as first amended on April 25, 2001 ($4,950,000), among Star Scientific, Inc., Star Tobacco and Pharmaceuticals, Inc. and Brown & Williamson Tobacco Corporation; (v) Restated Promissory Note A ($13,200,000), dated April 25, 2001, from Star Scientific, Inc. and Brown & Williamson Tobacco Corporation; (vi) Restated Promissory Note C ($4,950,000), dated April 25, 2000, from Star Tobacco and Pharmaceuticals, Inc. to Brown & Williamson Tobacco Corporation; (vii) Restated Promissory Note D ($11,000,000), dated April 25, 2001, from Star Scientific, Inc. and Brown & Williamson Tobacco Corporation; (viii) Security Agreement, dated August 21, 2000, between Star Tobacco Pharmaceuticals, Inc. and Brown & Williamson Tobacco Corporation; (ix) Guaranty Agreement, dated August 21, 2000, between Star Scientific, Inc. and Brown & Williamson Tobacco Corporation; (x) Guaranty Agreement, dated August 21, 2000, between Star Tobacco and Pharmaceuticals, Inc. and Brown & Williamson Tobacco Corporation; (xi) Restated Security Agreement, dated August 21, 2000, between Star Scientific, Inc. and Brown and Williamson Tobacco Corporation; (xii) Intercreditor Agreement, dated January 20, 2000, among Finova Capital Credit Corporation, Brown & Williamson Tobacco Corporation and Star Tobacco and Pharmaceuticals, Inc.; (xiii) Hard Tobacco Agreement, dated April 25, 2001, between Star Scientific, Inc. and Brown & Williamson Tobacco

Corporation; (xiv) Trademark License and Royalty Agreement, dated April 25, 2001, between Star Scientific, Inc. and Brown & Williamson Tobacco Corporation;
(xv) Other Low TSNA Tobacco Royalty Agreement, dated April 25, 2001, between Star Scientific, Inc. and Brown & Williamson Tobacco Corporation; (xvi) Regent/Brown & Williamson Tobacco Corporation License Agreement, dated August 20, 2000 and as amended, by and among Regent Court Technologies, Jonnie R. Williams, Francis O'Donnell, Jr., Star Scientific, Inc. and Brown and Williamson Tobacco Corporation; and (xvii) Chase City License and Services Agreement, dated April 25, 2001, between Star Scientific, Inc. and Brown & Williamson Tobacco Corporation.

           "BATF" means the Department of Treasury, Bureau of Alcohol, Tobacco and Firearms.

           "Benefit Plan" has the meaning specified in Section 2.8.

           "Brands" means the Transferred Brands and the "Vegas" brand, Reg. No. 1,893,281.

           "Business" has the meaning specified in the Recitals hereof.

           "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

           "Business Employee" has the meaning specified in Section 2.8.

           "Business Material Adverse Effect" means a material adverse effect on the Transferred Business, Assets, Assumed Liabilities, results of operations or financial condition of the Transferred Business, taken as a whole, it being understood that any decline in the stock market generally, or the trading price of Parent Common Stock specifically, will not be taken into account in determining whether such a material adverse effect has occurred.

           "Closing" has the meaning specified in Section 1.5.

           "Closing Accounts Receivable" has the meaning specified in Section
1.7.

           "Closing Date" has the meaning specified in Section 1.5.

           "Closing Statement" has the meaning specified in Section 1.6.

           "Closing Year" has the meaning specified in Section 5.7.

           "COBRA" has the meaning specified in Section 2.8.

           "COBRA Continuation Coverage" has the meaning specified in Section
5.6.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Collected Closing Accounts Receivable" has the meaning specified in
Section 1.7.

           "Confidentiality Agreement" has the meaning specified in Section 5.3.

           "Contract" means any agreement, license, lease, sublease, contract, commitment, obligation or legally-binding undertaking.

           "Damages" has the meaning specified in Section 8.2.

           "Draft Settlement Agreement" has the meaning specified in Section
2.11.

           "Earnest Money Deposit" has the meaning specified in Recitals hereof.

           "Environmental Assessments" has the meaning specified in Section
5.12.

           "Environmental Laws" means, collectively, all applicable U.S. federal, state or local laws, statutes, ordinances, rules, regulations, codes or common law relating to health, safety, pollution or protection of the environment, as in effect as of the date hereof, or, for purposes of Section 8.4 only, as in effect on the date on which any Proceeding described in Section 8.4 is initiated.

           "ERISA" has the meaning specified in Section 2.8.

           "ERISA Affiliate" has the meaning specified in Section 2.8.

           "Escrow Agent" has the meaning specified in the Recitals hereof.

           "Escrow Agreement" has the meaning specified in the Recitals hereof.

           "Escrow Funds" has the meaning specified in Escrow Agreement.

           "Escrow Obligations" means all obligations to make, or cause to be made, escrow deposits under Qualifying Statutes for sale of cigarettes in those states that are parties to the Master Settlement Agreement and that have enacted Qualifying Statutes.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Excluded Assets" has the meaning specified in Section 1.3.

           "Excluded Intellectual Property" has the meaning specified in Section 1.3.

           "Excluded Inventory" has the meaning specified in Section 1.3.

           "Excluded Liabilities" has the meaning specified in Section 1.3.

           "Excluded Real Property" has the meaning specified in Section 1.3.

           "February Lease" means the Master Lease Agreement, dated as of February 26, 2002, between GE Capital and Parent, as amended from time to time.

           "Final Net Working Capital of the Transferred Business" has the meaning specified in Section 1.6

           "Financing Documents" has the meaning specified in Section 5.9.

           "Funded Debt" of any Person, means all obligations of such Person for borrowed money, including any guarantees thereof.

           "GAAP" means the United States generally accepted accounting principals.

           "Governmental Authority" means any Federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, court, tribunal, arbitrator or arbitral body.

           "Governmental Order" means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

           "Indemnified Party" has the meaning specified in Section 8.3.

           "Indemnitor" has the meaning specified in Section 8.3.

           "Intellectual Property" means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (c) all copyrighted works, all applications, registrations, and renewals in connection therewith, and all works copyrightable but for their lack of fixation in a tangible medium; (d) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (e) all owned or licensed proprietary software; (f) all Internet domain names, including registrations and applications for registration thereof; and (g) all copies and tangible embodiments thereof (in whatever form or medium).

           "Interim Balance Sheet" has the meaning specified in Section 2.19.

           "IRS" means the United States Internal Revenue Service.

           "License Agreement" has the meaning specified in Recitals to this Agreement.

           "Lien" means any mortgage, deed of trust, pledge, hypothecation, easement, encumbrance, security interest or other lien of any kind.

           "Master Settlement Agreement" means the tobacco master settlement agreement, dated November 28, 1998, as amended, among 46 of the United States, certain territories of the United States, and certain tobacco companies.

           "Minimum Receivables Amount" has the meaning specified in Section
1.7.

           "Moist Snuff Equipment" means the All-Fill Moist Snuff Filling System described in Processing Equipment Schedule No. 001 to the Moist Snuff Lease, as in effect on the date of this Agreement, and the following equipment leased to Parent under the Schedule No. 001 to the February Lease, as in effect on the date of this Agreement: (i) the All-Fill Model E-2000 Automatic Case Erector, as described in the invoice, dated March 23, 2001, from All-Fill, Inc. to Parent, as well as the related Combi Case Sealer and spare parts for the Case Erector;
(ii) the Tooling - B Cavity Mold, from Granville Plastics/Richmond Plastics; and
(iii) the Desktop NIR Moisture Meter, from Kett US.

           "Moist Snuff Equipment Price" has the meaning specified in Section 5.13.

           "Moist Snuff Lease" means the Master Lease Agreement, dated 29 June 2001, between GE Capital and Parent, as amended from time to time.

           "Moist Snuff Lessor" means the lessor under the Moist Snuff Lease and the February Lease, as applicable.

           "MSA State" has the meaning set forth in Section 5.7.

           "Multiemployer Plan" has the meaning specified in Section 2.8.

           "Net Working Capital of the Transferred Business" has the meaning specified in Section 1.6.

           "Notice of Disagreement" has the meaning specified in Section 1.6.

           "Parent Common Stock" has the meaning specified in Section 2.1.

           "Parent" has the meaning specified in the introduction hereto.

           "Pension Plan" has the meaning specified in Section 2.8.

           "Permitted Liens" means (i) mechanics, materialmen's and similar Liens with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings, (iii) Liens on goods in transit incurred pursuant to documentary letters of credit, (iv) Liens securing rental payments under capital lease agreements, (v) encumbrances and restrictions on real property that do not materially interfere with the present uses of such real property, (vi) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, (vii) Liens that are to be released at or prior to Closing, and (viii) Liens arising from the Transferred Contract set forth on
Schedule 2.5(b).

           "Person" means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

           "Post-Closing Escrow Agreement" has the meaning specified in Section 5.7.

           "Proceeding" has the meaning specified in Section 8.3.

           "Proxy Materials" has the meaning specified in Section 5.1.

           "Purchase Price" has the meaning specified in Section 1.4.

           "Purchaser" has the meaning specified in the introduction hereto.

           "Purchaser Cure Period" has the meaning specified in Section 7.1.

           "Purchaser Indemnified Parties" has the meaning specified in Section 8.2.

           "Purchaser Material Adverse Effect" has the meaning specified in
Section 3.1.

           "Purchaser's Plan" has the meaning specified in Section 5.6.

           "Purchaser SEC Documents" has the meaning specified in Section 3.3.

           "Qualifying Statutes" means the "qualifying statutes" that are enacted by the respective states of the United States and the District of Columbia that are participants in the Master Settlement Agreement, which statutes are substantially in the form of the model statute attached to the Master Settlement Agreement as Exhibit T, as may be amended from time to time, and all statutes, regulations and rules enacted in connection with such "qualifying statutes", including, without limitation, such statutes, regulations and rules providing for contraband treatment of cigarettes for non-compliance.

           "Receivables Certificate" has the meaning specified in Section
1.7(a).

           "Remaining Escrow Funds" has the meaning specified in Section 1.4.

           "Retained Businesses" has the meaning specified in the Recitals hereof.

           "Retention Plan" has the meaning specified in Section 5.6(g).

           "SEC" means the United States Securities & Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Seller Cure Period" has the meaning specified in Section 7.1.

           "Seller Indemnified Parties" has the meaning specified in Section
8.2.

           "Seller SEC Documents" has the meaning specified in Section 2.19.

           "Sellers" has the meaning specified in the introduction hereto.

           "Sellers' Allocable Portion" has the meaning specified in Section
5.7.

           "Sellers' Closing Month Units" has the meaning specified in Section 5.7.

           "Sellers' Closing Year Production" has the meaning specified in
Section 5.7.

           "Sellers' 401(k) Plan" has the meaning specified in Section 5.6(d).

           "Specified Damages" has the meaning specified in Section 8.2.

           "Stockholders Meeting" has the meaning specified in Section 5.1.

           "Stockholders Written Consent" has the meaning specified in Section 5.1.

           "Subsidiary" means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

           "Substance" means any toxic, hazardous or other regulated wastes, substances, products, pollutants or materials, including, without limitation, radioactive materials, asbestos, polychlorinated biphenyls, radon gas, petroleum and petroleum products.

           "Superior Proposal" has the meaning specified in Section 4.2.

           "Tax" or "Taxes" means (x) any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or like assessment or charge of any kind whatsoever, imposed by any Governmental Authority or arising under any Tax law or agreement, including, without limitation, any joint venture or partnership agreement and (y) all interest, penalties or additions to Taxes and additional amounts imposed on any items described in clause (x) imposed by any Governmental Authority.

           "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, refund of Taxes or claim for refund of Taxes or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum tax.

           "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, including, but not limited to, any information returns, claim for refund, amended return or declaration of estimated tax, and including, where permitted or required, combined, unitary or consolidated returns for any group of entities that includes Seller.

           "Terminating Purchaser Breach" has the meaning specified in Section 7.1.

           "Terminating Seller Breach" has the meaning specified in Section 7.1.

           "Threshold Amount" has the meaning specified in Section 8.2.

           "Tobacco Laws" means all laws, statutes, rules, regulations and ordinances related to (1) the development, manufacture, advertising, marketing, distribution, sale, or use (including, without limitation, any related health effects) of, (2) the exposure to, or (3) warnings regarding, tobacco, cigarettes, smokeless tobacco, and other tobacco products.

           "Total Asserted Indirect Sales" has the meaning specified in Section 5.7.

           "Total Closing Year Indirect Sales" has the meaning specified in
Section 5.7.

           "Total Closing Year Production" has the meaning specified in Section 5.7.

           "Transferred Brands" has the meaning specified in Section 1.1.

           "Transferred Business" means the Business, but excluding the Excluded Assets and Excluded Liabilities.

           "Transferred Cash" has the meaning specified in Section 1.1.

           "Transferred Contracts" has the meaning specified in Section 1.1

           "Transferred Employee" has the meaning specified in Section 5.6.

           "Transferred Intellectual Property" has the meaning specified in
Section 1.1.

           "Transferred Inventory" has the meaning specified in Section 1.1.

           "Transferred Leased Real Property" has the meaning specified in
Section 2.6(b).

           "Transferred Owned Real Property" has the meaning specified in
Section 2.6(a).

           "Transferred Real Property" has the meaning specified in Section 1.1.

           "Transferred Receivables" has the meaning specified in Section 1.1.

           "Transferred Tobacco Matters" has the meaning specified in Section
1.2.

           "Transferred Tobacco Liabilities" has the meaning specified in
Section 1.2.

                                  ARTICLE 10.
                                  MISCELLANEOUS

           10.1 Waiver. Either party to this Agreement may, at any time prior to the Closing, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner as this Agreement.

           10.2 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) five (5) days after posting in the United States mail having been sent registered or certified mail return receipt requested, or (iii) upon receipt after being sent by a reputable, nationally recognized overnight courier, or (iv) when delivered by telecopy and promptly confirmed automatically or by telephone confirmation, addressed as follows:

           (a) If to Purchaser, to:

                               North Atlantic Trading Company, Inc.
                               257 Park Avenue South, 7th Floor
                               New York, New York 10010
                               Attention:  David Brunson, President
                                           Chief Financial Officer
                               Telecopy No.:(212) 253-8296
                               with copies to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, NY 10153
                               Attention:  David E. Zeltner
                               Telecopy No.:  (212) 310-8007

                               If to either of the Sellers, to:

                               Star Scientific, Inc.
                               801 Liberty Way
                               Chester, VA 23836
                               Attention: Christopher G. Miller,
                                          Chief Financial Officer
                               Telecopy No.: (804) 530-0535

                               and

                               Star Scientific, Inc.
                               7475 Wisconsin Ave.
                               Suite 850
                               Bethesda, MD 20814
                               Attention: Robert E. Pokusa, General Counsel
                               Telecopy No.: (301) 654-9308

                               with copies to:

                               Latham & Watkins
                               555 Eleventh St., N.W.
                               Suite 1000
                               Washington, D.C. 20004
                               Attention:  Scott C. Herlihy
                               Telecopy No.: (202) 637-2201

or to such other address or addresses as the parties may from time to time designate in writing.

           10.3 Assignment. Neither party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party, except that Purchaser may, without the consent of the Sellers, assign any of its rights hereunder to any directly or indirectly wholly-owned subsidiary of Purchaser that also agrees to be jointly and severally liable all of Purchaser's obligations under this Agreement, provided, however, that in no event will any such assignment relieve Purchaser of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

           10.4 Rights of Third Parties. Except for the rights of Transferred Employees under the Retention Plan, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

           10.5 Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including, without limitation, all fees of its legal counsel, financial advisers and accountants; provided, however, that all transfers, conveyance and similar taxes imposed as a result of the sale of the Assets, including, without limitations, any applicable real estate transfer tax and any similar taxes, shall be paid in the following manner: (i) Purchaser shall pay the first $50,000, (ii) the Sellers shall pay the next $50,000, and (iii) Purchaser, on the one hand, and the Sellers, on the other hand, shall share equally all remaining amounts. In the event the transactions contemplated hereby are not consummated each party hereto shall pay its own costs and expenses including, without limitation, all fees of its legal counsel, financial advisors and accountants.

           10.6 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of New York (except for matters to which the Delaware General Corporation Law would apply, which shall be governed to that extent by the laws of the State of Delaware). Unless otherwise stated, references to Sections, Articles, Schedules or Annexes refer to the Sections, Articles, Schedules and Annexes to this Agreement, and any information disclosed in one Schedule shall be deemed to be disclosed in other Schedules if, and only if, appropriately cross-referenced or if the relevance thereof to such other Schedules is reasonably apparent. As used herein, the phrase "to the knowledge" of any Person shall mean the actual knowledge of such Person's executive officers. The parties to this Agreement participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation shall arise with respect to this Agreement, then this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any provision of this Agreement.

           10.7 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           10.8 Entire Agreement. This Agreement (together with the Schedules and Annexes to this Agreement, which, although they may be bound separately, constitute part of this Agreement) and the Confidentiality Agreement constitute the entire agreement among the parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement and the Confidentiality Agreement.

           10.9 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

           10.10 Publicity. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement issued prior to or concurrent with the Closing, and the method of the release for publication thereof, shall be subject to the prior mutual approval of Purchaser and the Sellers, which approval shall not be unreasonably withheld by any party; provided, however, that, nothing herein shall prevent any party from publishing such press releases or other public communications as such party may consider necessary in order to satisfy such party's legal or contractual obligations after such consultation with the other parties hereto as is reasonable under the circumstances.

                     IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

                        NORTH ATLANTIC TRADING COMPANY, INC.


                        By:  /s/ David Brunson
                           -----------------------------------------------------
                            Name:  David Brunson
                            Title: President and Chief Financial Officer


                        STAR SCIENTIFIC, INC.


                        By:  /s/ Jonnie R. Williams
                           -----------------------------------------------------
                            Name:  Jonnie R. Williams
                            Title: Chief Executive Officer


                        STAR TOBACCO, INC.


                        By:  /s/ Paul H. Lamb III
                           -----------------------------------------------------
                            Name:  Paul H. Lamb, III
                            Title: President